Exhibit 10.23

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential.

LEASE AGREEMENT
By and Between:

Bridge BLOQ NAC, LLC
a Delaware limited liability company

as LANDLORD

and

Traeger Pellet Grills, LLC
a Delaware limited liability company
as TENANT

November 4, 2020

Address
548 South Gale Street
Salt Lake City, UT 84101

LEASE AGREEMENT
SUMMARY OF BASIC LEASE TERMS
Capitalized terms, first appearing in quotations in this Summary of Basic Lease Terms, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.
1)“Effective Date”:         November 4, 2020
2)“Commencement Date”:    Upon the earlier to occur of (i) the date of
completion of the Tenant Improvements (as that term is defined in the Work Letter attached as Exhibit C hereto), or (ii) May 1, 2022; provided, however, that if the Tenant Improvements are completed prior to January 1, 2022, the Commencement Date shall be January 1, 2022

3)“Expiration Date”:          Sixteen (16) whole calendar years following the
Commencement Date plus any partial month in which the Commencement Date occurs

4)“Lease Term”:         Sixteen (16) years and (6) calendar months following
the Commencement Date plus any partial month in which the Commencement Date occurs ([***]).
5)“Building Address”:         548 South Gale Street, Salt Lake City, UT 84101
6)“Landlord”:             Bridge BLOQ NAC, LLC, a Delaware limited liability
company, and/or its assigns

7)“Landlord’s Address”:    [***]

8)“Landlord’s
Improvements”:        Any work required to be performed by Landlord
to address pre-existing conditions, as detailed in the Work Letter attached to this Lease as Exhibit C.

9)“Tenant”:             Traeger Pellet Grills, LLC, a Delaware limited
liability company
10)“Tenant’s Address”:         [***]

11)“Tenant’s Improvements”:    The work to be performed by Tenant as detailed in the
Work Letter attached to this Lease as Exhibit C.

12)“Tenant Allowance”:        A tenant improvement allowance in an amount set forth in
the Work Letter, which shall be allocated according to the terms of the Work Letter, and shall be provided by Landlord to Tenant for the costs relating to the initial design and construction of Tenant’s Improvements, all subject to the terms of the Work Letter.

13)“Building”:             Building commonly known as the Newspaper Agency
Corporation (NAC) building.
14)“Land”:             The land legally described and depicted on Exhibit A
attached hereto, upon which the Building is situated.

15)“Project”:            The Building is part of a larger mixed-use development
known as The Post District, which Project is depicted
on Exhibit A attached hereto.

16)“Security Deposit”:         $[***] due upon Tenant’s execution of the Lease

17)“Leased Premises”:        Approximately 85,771 rentable square feet, as depicted on
the floor plan attached as Exhibit B hereto, which shall comprise all of the Building, including the mezzanine level. The square footage of the Leased Premises shall be certified per as-built architectural drawings and memorialized in the Commencement Date, Premises Area Measurement and Base Rent Confirmation Certificate as depicted in Exhibit D of the Lease.

18)“Base Rent”:            Tenant shall pay monthly Base Rent in accordance with the
following schedule. The monthly and annual Base Rent shall be certified per as-built architectural drawings and memorialized in the Commencement Date, Premises Area Measurement and Base Rent Confirmation Certificate as depicted in Exhibit D of the Lease by multiplying the Base Rent PSF by the final, certified area (Base Rent PSF as set forth in the schedule below shall not change).

Lease Year	Lease Months Beginning on Commencement Date	Base Rent Rate	Estimated Leased Premises Annual RSF	Estimated Monthly Base Rent	Estimated Annual Base Rent
[***]	[***]	$[***] PSF	[***]	[***]	[***]
	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

If for any reason the Commencement Date occurs pursuant to the terms of this Lease on a day other than the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be an initial stub period which shall be added to the Lease Term and Tenant shall pay all rent and other charges with respect to such stub period, on a prorated basis at the same rate applicable to the first full calendar month of this Lease [***].

[***].

19) “Permitted Use”:         General office use with a retail showroom, commercial
kitchen and restaurant, events, product research, development and production (including testing of wood burning grills), warehouse, and product distribution, and uses ancillary to the foregoing, all in compliance with applicable laws and ordinances, including all zoning ordinances, affecting the Building and subject to the limitations set forth in this Lease.
20)“Permitted Exceptions”:     The encumbrances affecting the Leased Premises identified
on Exhibit F.

LEASE AGREEMENT
THIS LEASE AGREEMENT (“Lease”) is dated as of the Effective Date, by and between Landlord and Tenant. The foregoing summary of Basic Lease Terms are hereby incorporated with the same force and effect as though fully set forth herein. Landlord and Tenant for themselves and their successors and assigns, hereby agree as follows:
1.Leased Premises. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant as hereinafter set forth, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises for the exclusive use of the Tenant in the Building for the Lease Term and upon the conditions and agreements hereinafter set forth below. Landlord and Tenant stipulate that the rentable square footage of the Leased Premises is approximately as set forth in the Summary of Basic Lease Terms, subject to change pursuant to as-built architectural drawings as set forth in the Basic Lease Terms to be certified to Landlord and Tenant upon completion of the Tenant’s Improvements and as memorialized as provided in Exhibit D. Notwithstanding the foregoing, Landlord reserves the right from time to time to re-measure the Leased Premises in accordance with the commonly used or current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or other generally accepted measurement standards utilized by Landlord and reasonably acceptable to Tenant. Following receipt of written notice from Landlord of such re-measurement, the Base Rent, Tenant’s Proportionate Share, and all other future amounts payable by Tenant hereunder based upon the rentable or useable area of the Leased Premises shall be adjusted in accordance with the revised measurement of the Leased Premises.
This Lease shall constitute a binding agreement between the parties effective as of the Effective Date. In addition to the use of Leased Premises, Tenant shall have use of all of the driveways, parking areas, plazas, walkways and public and private streets and drive aisles as depicted on Exhibit A-1, and all other areas on the Project that are provided from time to time by Landlord for the general nonexclusive use by Tenant and other tenants of the Project or the general public (the “Common Area”). Notwithstanding the above, Common Areas may also include a portion of areas that are reserved for a particular tenant’s use (such as for reserved parking) but maintained by Landlord with the Common Areas for administrative convenience and efficiency. Access to the portion of the Common Area labeled “North Lot Restricted Area” on Exhibit A-1 shall be made available for the non-exclusive use of Tenant and its employees, customers and invitees, but shall be controlled during Tenant’s customary business hours through a method (such as controlled access gates, parking passes, stickers, etc.) that is reasonably determined by Landlord and are reasonably acceptable to Tenant to ensure Tenant has access to the parking stalls required under Sections 14(a) and 14(b). If reasonably agreed to by Landlord and Tenant, such control shall also include the provision for and/or designation of visitor spaces for the Leased Premises. Provisions regarding the remodeling or construction of Tenant’s Improvements within the Leased Premises or the completion of the Landlord’s Improvements are set forth in the Work Letter. Except as set forth in the Work Letter, Landlord has no obligation for the completion of any finish work or remodeling of the Leased Premises, other than being delivered in broom clean condition.
Tenant understands and agrees that except as otherwise provided in this Lease, the Leased Premises shall be leased by Tenant in its as-is condition without any improvements or alterations by Landlord unless Landlord has expressly agreed to make such improvements or alterations in the Work Letter. Landlord shall deliver the Leased Premises to Tenant following Landlord’s approval of the Approved Working Drawings (as defined in the Work Letter) and subject to Landlord’s receipt of the Security Deposit and all of the terms and conditions of this Lease (including, but not limited to, the insurance provisions in the Lease and Work Letter). Except as otherwise expressly provided herein, Landlord shall not be deemed to have made any representations or warranties with respect to the suitability of the Leased Premises for Tenant’s use, or otherwise, and shall have no other obligation for the completion of the Leased Premises. By taking possession of the Leased Premises and acceptance of Landlord’s Improvements as contemplated in the Work Letter, Tenant shall be deemed to have agreed that the same is in good order, repair, and condition.
Landlord represents, warrants and covenants to Tenant that as of the Effective Date: (a) Landlord has the full right and power to execute and perform under this Lease; (b) Landlord is the sole fee simple owner of the Building, subject only to the Permitted Exceptions; (d) Landlord is not in default under such mortgage or any loan document encumbering the Leased Premises or the Project. The term “Mortgage” as used in this Lease will be deemed to include deeds of trust, security assignments, and any other similar encumbrances, and to all renewals, extensions, modifications, consolidations and replacements thereof, and any reference to the “lienholder” of a mortgage will be deemed to include the beneficiary under a Mortgage.
On or before the Effective Date, Tenant has applied for certain tax incentive programs with the Utah Governor’s Office of Economic Development (the “GOED Tax Incentives”). If Tenant has not received approval of the GOED Tax Incentives by November 12, 2020 (“GOED Deadline”), Tenant may elect to terminate this Lease by written notice given to Landlord within one (1) business day following the GOED Deadline. Failure by Tenant to deliver the aforementioned termination notice within the period set forth above shall be deemed a waiver of such termination right. In the event Tenant timely exercises the foregoing termination right, this Lease shall automatically terminate and be of no further force or effect, except for any provisions which expressly survive the termination of this Lease, and Landlord shall return the Security Deposit to Tenant, less any amounts necessary to reimburse Landlord for expenses and cost incurred under the Work Letter up to and including the termination date.
2.Term.
(a)Lease Term. The term of this Lease shall be for the Lease Term, beginning at 12:00 midnight on the Commencement Date and expiring at 11:59 p.m. on the Expiration Date. Tenant shall promptly notify Landlord following the completion of Tenant’s Improvements, and within ten (10) business days following completion of Tenant’s Improvements, Landlord and Tenant shall execute a Commencement Date Certificate in the form attached as Exhibit D hereto setting forth the exact date of the Commencement Date and the Expiration Date of the Lease Term.
Except as set forth in the Work Letter, Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord’s failure for whatever cause to deliver possession of the Leased Premises by any particular date, nor shall this Lease be void or voidable on account of such failure to timely deliver possession of the Premises to Tenant with the Landlord’s Improvements substantially completed.
(b)[***].
(c)[***].
(d)[***].
3.Base Rent.
(a)Base Rent. The Base Rent shall be payable in monthly installments as set forth in Paragraph 18 of the Summary of Basic Lease Terms, in advance without notice, demand,

setoff or deduction except as expressly provided in this Lease. Tenant shall make the first payment of monthly Base Rent on the Effective Date, [***]. Thereafter the monthly installments shall be due on the 1st day of each month, [***]. All other sums or charges as are required to be paid by Tenant under this Lease in addition to Base Rent, including without limitation Operating Expenses (both as defined and determined below), shall be referred to as “Additional Rent” and shall be payable in the manner provided for herein and recoverable by Landlord as Rent. The Base Rent and Additional Rent are collectively referred to herein as “Rent”, and shall be paid to Landlord without notice or demand, deduction or offset except as expressly provided in this Lease to Landlord’s Address or to such other person or place as Landlord may from time to time designate in writing.
(b)Fair Market Rental Value. The Base Rent for the sixth (6th) lease year as described in Paragraph 18 of the Summary of Basic Lease Terms (calendar months seventy-nine (79) through ninety (90) or the Lease Term) shall be the greater of (i) the Fair Market Rental Value of the Leased Premises, and (ii) a three percent (3%) increase over the Base Rent owing immediately prior to the sixth (6th) lease year, which Base Rent shall increase by three percent (3%) each lease year thereafter during the Lease Term. Not less than six (6) months prior to the Termination Notice Deadline (which Termination Notice Deadline will be extended for one day for each day that Landlord is late in providing Landlord’s Good Faith Determination), Landlord shall provide Tenant with Landlord’s good faith determination of the Fair Market Rental Value for the sixth (6th) lease year (“Landlord’s Good Faith Determination”). If Landlord determines that the Fair Market Rental Value for the sixth (6th) lease year is less than an amount equal to a three percent (3%) increase over the Base Rent owing immediately prior to the sixth (6th) lease year, the Base Rent for the sixth (6th) lease year shall be an amount equal to a three percent (3%) increase over the Base Rent owing immediately prior to the sixth (6th) lease year. If Landlord determines that the Fair Market Rental Value for the sixth (6th) Lease Year is greater than an amount equal to a three percent (3%) increase over the Base Rent owing immediately prior to the sixth (6th) lease year, within thirty (30) days after Tenant’s receipt of Landlord’s Good Faith Determination, Tenant shall notify Landlord whether Tenant accepts or rejects Landlord’s determination. If Tenant fails to notify Landlord within such thirty (30) day period, Tenant shall be deemed to have rejected such determination. If Tenant delivers to Landlord timely notice of its objection to such determination or fails to deliver its approval or objection to Landlord’s Good Faith Determination, Landlord and Tenant shall use good faith efforts to agree upon the Fair Market Rental Value within fifteen (15) business days following Landlord’s receipt of Tenant’s notice of objection (the “Outside Agreement Date”). If Landlord and Tenant are unable to so agree by the Outside Agreement Date, the parties shall appoint brokers and the brokers shall determine the Fair Market Rental Value in accordance with the following procedure:
(i)Within fifteen (15) business days following the Outside Agreement Date, Landlord and Tenant shall each appoint a broker who shall be a licensed real estate broker having significant experience in leasing similar office space in the Salt Lake City metropolitan area for at least the immediately preceding ten (10) years prior to such appointment. The two brokers so appointed shall jointly attempt to agree upon the Fair Market Rental Value. If the brokers are unable to agree within thirty (30) days after appointment of the last appointed broker, then within ten (10) business days after expiration of such thirty (30) day period, the brokers shall meet and concurrently deliver to each other their respective written determinations of the Fair Market Rental Value for the sixth (6th) lease year supported by the reasons therefor, and promptly deliver copies of their determinations to Landlord and Tenant. If the higher of such determinations is not more than one hundred five percent (105%) of the lower, then the Fair Market Rental Value shall be the average of the two determinations. Otherwise, the Fair Market Rental Value shall be determined by a third broker as set forth below.

(ii) The two brokers shall appoint a third broker, having the qualifications stated above, and shall notify the parties of the identity of such third broker. If the two brokers are unable to agree upon a third broker within twenty (20) days, either party may, upon not less than five (5) days’ written notice to the other party, apply to the American Arbitration Association for the appointment of a third broker meeting the qualifications stated above.
(iii)Within thirty (30) days after submission of the matter to the third broker, the third broker shall select the determination by either Landlord’s broker or Tenant’s broker as the Fair Market Rental Value and shall notify Landlord and Tenant thereof. The third broker, if he or she so elects, may conduct a hearing, at which Landlord and Tenant and their respective brokers may make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and its representatives and for questioning by the third broker. No ex parte communications shall be permitted between the third broker and Landlord or Tenant until after the third broker has made his or her determination. The third broker shall be limited solely to the issue of whether the determination by Landlord’s broker or Tenant’s broker is closest to the actual Fair Market Rental Value and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The decision of the third broker shall be final and binding upon Landlord and Tenant, and may be enforced in accordance with the provisions of Utah law.
(iv)If either Landlord or Tenant fails to appoint an broker within the time period specified hereinabove, the broker appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such broker’s decision shall be binding upon Landlord and Tenant. In the event of the failure, refusal or inability of an broker to act, a successor shall be appointed in the same manner as the original broker.
(v)Each party shall pay the costs and fees of the broker appointed by such party. The costs and fees of the third broker, if applicable, shall be paid one-half by Landlord and one-half by Tenant.
(c)Fair Market Rental Value. The term “Fair Market Rental Value” shall mean the price that a ready and willing tenant would then pay as monthly rent to a ready and willing landlord of property comparable to the Leased Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used.
4. Other Charges Payable by Tenant.
(a)Additional Rent.
(i)Operating Expenses. In addition to Base Rent, Tenant shall pay all expenses, costs and disbursements of every kind and nature, including appropriate reserves, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation and maintenance of the Building and the Common Area, including but not limited to those described in Subsection 4(b) below (“Operating Expenses”).
(ii)Operating Expenses are the following:
(1)reasonable wages and salaries actually paid to all employees, to the extent such employees are directly and actually engaged in the operation, repair, replacement, maintenance or security of the Building or Common Area, including taxes, insurance and other benefits actually owing to such employees;

(2)all actual out of pocket expenses for supplies and materials used in the operation and maintenance of the Building or Common Area;
(3)costs of all utilities and maintenance of utility systems for the Building or Common Area, including but not limited to the cost of water, sewer and trash disposal, except for those costs billed directly to Tenant by its suppliers (which under this Lease may include gas and electricity, which, at Tenant’s election, shall be separately metered to the Building and Common Area, and which case Tenant shall pay directly to the appropriate supplier);
(4)costs of all third party maintenance and service agreements for the Building and Common Area, including, but not limited to, alarm service, janitorial service, window cleaning, security service, elevator maintenance, grounds maintenance and heating, ventilating and air conditioning systems to the extent such agreements are not separately billed to Tenant;
(5)costs of all insurance relating to the Building and Common Area, as more thoroughly described in Subsection 10(e) below;
(6)costs of any repairs and general maintenance to the Building and Common Area, or any part thereof and the equipment therein (excluding repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, and alterations attributable solely to Tenant);
(7)capital investment items (amortized over the useful life of such item) which are replacements or modifications of structural or nonstructural items located in the Building or the Common Area required to keep the Building or Common Area in good order or condition, or which reduce other Operating Expenses or which are required by any governmental order, including the cost of compliance with any laws affecting the Building or Common Area, excluding costs of the original construction of the Building or performance of the Landlord’s Improvements;
(8)professional management fees to manage the Building and Common Area, limited to four percent (4%) of Base Rent and Operating Expenses;
(9)accounting, inspection, legal and other consultation fees or expenses incurred in the ordinary course of operating the Building including, without limitation, fees charged by consultants retained by Landlord for services that are intended to produce a reduction in Operating Expenses, reduce the rate of increase in Operating Expenses, or reasonably improve the operation, maintenance, or state of repair of the Operating Expenses, and any dues or other assessments charged or imposed as a result of the inclusion of the Building in any metropolitan district or property owners association or sub-association;
(10)costs incurred by Landlord, or its agents, in engaging experts or other consultants to assist them in making the computations required hereunder;
(11)costs for lighting, heating and cooling, painting and cleaning the Building to the extent not directly paid by Tenant;
(12)costs of maintenance, lighting, sanding, paving repairs, restriping and general maintenance of parking areas, snow and ice removal, rubbish removal and landscaping;

(13)costs of licensing, permits, service and usage charges, costs of compliance with all rules and regulations and orders of governmental authorities pertaining to the Building and Common Area; including those related to engineering and environmental issues, air pollution control and monitoring air quality to the extent such costs are incurred or owning due to the occupancy or use of the Leased Premises; and
(14)costs of all association dues or any other fees, payments or dues owed under in any covenants, conditions or restrictions (“CC&Rs”) applicable to the Building and/or Common Area. Tenant acknowledges that such costs shall include Tenant’s Proportionate Share of costs to maintain the North Lot, Gale Street and all other shared access drives in the Project. After Project Stabilization, “Tenant’s Proportionate Share” of such costs shall be a percentage equal to a fraction, the numerator of which is the rentable square footage of the Building and denominator of which is the rentable square footage of all buildings in the Project for which a certificate of occupancy has been issued, subject to change from time to time; provided that following Project Stabilization, in no event shall Tenant’s Proportionate Share be greater than thirty percent (30%).
Notwithstanding anything to the contrary in this Section 4, until a certificate of occupancy has been issued for at least 300,000 square feet of improvements in the Project and the owner of such improvements is required to contribute of Common Area expenses under any CC&Rs applicable to the Project (which occurrence is hereinafter referred to as “Project Stabilization”), Tenant’s Proportionate Share shall equal, and Tenant shall be required to pay, all Operating Expenses which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation and maintenance of the North Lot, but Tenant shall not be required to contribute to such costs for any portion of the Common Area other than the North Lot until Project Stabilization is achieved.
(iii)Operating Expenses shall not include (i) replacement of or structural repairs to the roof, exterior walls or foundations of the Building, except as described in Section 4(a)(ii)(7) above; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (iii) marketing expenses; (iv) any refunds received by Landlord that would reduce the net effective Operating Expenses payable by Landlord; and (v) any cost or expense associated with compliance with any Applicable Laws or Environmental Laws regarding any condition existing in the Leased Premises or Common Areas if such condition existed prior to the Commencement Date, including, but not limited to removal of any and all Hazardous Substances located in the Premises prior to the Commencement Date.
Landlord shall use reasonable commercial efforts to not pay more than market rates and otherwise minimize Operating Expenses.
(iv)Payment of Operating Expenses. For each calendar year during the Lease Term, Landlord shall provide Tenant with Landlord’s reasonable estimate of the Operating Expenses for the following calendar year (the “Estimate Statement”). Tenant shall thereafter pay in advance in monthly installments, with the Base Rent, the estimated amount of the Operating Expenses. Such Estimate Statement may be revised from time to time by Landlord, but no more than one time for every calendar quarter under the Lease. Landlord shall within the period of 120 calendar days (or as soon thereafter as possible) after the close of each calendar year give Tenant a statement of such year’s actual Operating Expenses and, together with a reconciliation statement comparing the actual costs with the costs set forth in the Estimate Statement (an “Expense Reconciliation”). In the event such reconciliation statement reveals an underpayment by Tenant, Tenant shall, within thirty (30) days, pay to Landlord the amount of such underpayment. If, on the other hand, the reconciliation statement reveals an overpayment Landlord shall promptly refund to Tenant the amount of such overpayment or, at Landlord’s election, credit such amount to the succeeding monthly installments of Additional Rent;

provided, however, no refunds of Additional Rent, or amounts escrowed hereunder, shall be paid to Tenant until Tenant has cured any default of any of its obligations under the Lease. The failure of Landlord to submit statements provided for herein shall not relieve Tenant of its obligation to pay the Operating Expenses.
(v)Cap on Operating Expense Increases. Notwithstanding anything to the contrary contained in this Section 4, the aggregate “Controllable Expenses” (as hereinafter defined) included in Operating Expenses in any calendar year after the first year following the Commencement Date shall not increase by more than [***] on a cumulative, compounded annual basis, over the actual aggregate Controllable Expenses included in Operating Expenses for any preceding calendar year. For purposes of this Subsection, “Controllable Expenses” shall mean all Operating Expenses except: (i) insurance carried by Landlord with respect to the Building and Land and/or the operation thereof; (ii) costs of capital expenditures which constitute Operating Expenses; (iii) utility expenses relating to the Building or Common Areas; (iv) taxes and assessments; (v) expenses relating to licensing, permits, service and usage charges and costs of compliance with governmental rules and regulations relating to the Building or Common Areas; and (vi) snow removal costs.
(b)Property Taxes.
(i)Real Estate Taxes. Tenant shall pay all real estate taxes and assessments (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Land by or for the benefit of Tenant), including without limitation an amortized portion of any special assessments, imposed upon the Land and Building by any governmental bodies or authorities, and all charges specifically imposed in lieu of such taxes and any costs incurred in connection with appealing or contesting such assessments (the “Real Property Taxes”). Subject to Section 4(d) below, such payment shall be made at least ten (10) days prior to the delinquency date of such taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the Real Property Taxes have been paid. Landlord shall reimburse Tenant for any Real Property Taxes paid by Tenant covering any period of time before or after the Lease Term. Alternatively, Landlord may elect to bill Tenant in advance for such taxes and Tenant shall pay Landlord the amount of such taxes, as Additional Rent, at least ten (10) days prior to the delinquency date of such taxes. Landlord shall pay such taxes prior to such delinquency date, provided Tenant has timely made payment to Landlord. Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand. Real Property Taxes shall not include state, local or federal personal and corporate income taxes measured by the income of Landlord; estate and inheritance taxes, franchise, succession and transfer taxes; and ad valorem taxes on Landlord’s personal furniture and furnishings.
(ii)Personal Property Taxes.
(1) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall diligently pursue the separate assessment of such personal property, so that it is taxed separately from the Property.
(2)If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) business days after Tenant receives a written statement from Landlord for such personal property taxes.
(c)Tenant Audit Right. If Tenant disputes the amount of Operating Expenses set forth in a given Expense Reconciliation, Tenant shall have the right, at Tenant's sole expense,

to cause Landlord's books and records with respect to the particular Expense Reconciliation to be audited (the “Audit”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default within the time period specified in this Lease and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Expense Reconciliation in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Expense Reconciliation, then Tenant's right to undertake an Audit with respect to that Expense Reconciliation shall automatically and irrevocably be waived. Any Expense Reconciliation shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Expense Reconciliation. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within sixty (60) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within thirty (30) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Expense Reconciliation that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord's regular business hours. Tenant hereby covenants and agrees that any person or entity engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a commission or contingency fee basis. Accordingly, any representative of Tenant conducting, assisting, or having any involvement with the audit shall not be permitted to have a financial stake in the outcome of the audit and Landlord shall be entitled to receive credible evidence of the same and Landlord may refuse to allow the audit in the absence of such evidence. Additionally, any representative of Tenant conducting an audit shall first sign a confidentiality agreement that provides that it will not disclose the audit, its conclusions or any information obtained in the course of conducting the audit to anyone other than Tenant and Landlord.
If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the amount set forth in the Expense Reconciliation with respect to the Expense Reconciliation that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Tenant to Landlord shall be made within thirty (30) days after the date of the Audit, and any amount owing by Landlord to Tenant shall be credited against the next maturing installments due from Tenant to Landlord for Tenant’s Proportionate Share of Operating Expenses. Notwithstanding the foregoing, Landlord shall have the right to challenge Tenant’s Audit, in which event the matter shall be submitted to an independent certified public accountant mutually acceptable to both parties, whose certification as to the proper amount shall be final and binding as between Landlord and Tenant. Tenant shall pay the cost of such certification unless such certification determines that Tenant was overbilled by at least 2% in which event Landlord shall pay the cost of such certification. Pending resolution of the matter, Tenant shall pay the amounts as determined by Landlord, subject to retroactive adjustment after the matter is resolved. Tenant shall keep the results of all Tenant audits confidential. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses; provided, in the event that the Audit it undisputed by Landlord and reveals that any of the Operating Expenses are overstated by four percent (4%) or more in any Expense Reconciliation, Landlord shall be responsible to reimburse Tenant the reasonable cost of the Audit within thirty (30) days after the date of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.
(d)Impounds for Real Property Taxes. If requested by any Mortgage lienholder to whom Landlord has granted a security interest in the Land or Building, or if Tenant is more than ten (10) days late in the payment of Rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (l/12) of the annual

Real Property Taxes payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of Real Property Taxes. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.
5.Security Deposit. On the Effective Date, Tenant shall deposit with Landlord the Security Deposit as set forth in Paragraph 16 of the Summary of Basic Lease Terms as security for the full and faithful performance by Tenant of all Tenant’s obligations hereunder. No interest shall be paid upon the Security Deposit nor shall Landlord be required to maintain the deposit in a segregated account. The Security Deposit shall not be construed as prepaid Rent. In the event that Tenant shall fail to cure a default under this Lease within the time allowed for cure, then Landlord may retain the Security Deposit, or a portion thereof, and apply it toward any damages sustained by Landlord, including but not limited to actual damages sustained by the Landlord by reason of the default of Tenant, including any past due Rent. Upon each such application, Tenant shall, on demand, pay to Landlord the sum so applied, which shall be added to the Security Deposit so that the same shall be restored to the amount first set forth above. In the event of bankruptcy or other debtor-creditor proceedings, either voluntarily or involuntarily instituted by or against Tenant, the Security Deposit shall be deemed to be applied in the following order: to actual damages caused by Tenant beyond ordinary wear and tear, obligations and other charges, including any damages sustained by Landlord, other than unpaid Rent, due to Landlord for all periods prior to the filing of such proceedings; to accrued and unpaid Rent prior to the filing of such proceeding, and thereafter to actual damages, obligations, other charges and damages sustained by Landlord and Rent due the Landlord for all periods subsequent to such filing. In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the buyer, and, assuming the buyer assumes all of Landlord’s obligations under this Lease and with respect to the Security Deposit, Landlord shall have no further obligation regarding the Security Deposit. If Tenant is not then in default under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within forty-five (45) days after expiration of the Lease Term or forty-five (45) days after the final day Tenant occupies the Leased Premises.
6.Project Development.
Tenant acknowledges there may be noise and interruptions on account of Landlord building out improvements for other tenants in the Project. Landlord shall use commercially reasonable efforts to mitigate inconveniences to all tenants during the period following opening of the Building– but shall not be liable to Tenant for occasional noise.
7.Use of Leased Premises.
(a)The Leased Premises shall be used for the Permitted Use and for no other purpose without the prior written consent of Landlord, in its reasonable discretion. In the event that Tenant determines to alter any locks or install any new or additional lock or bolt on any door of the Building or change the entry system for the Building, Tenant will provide Landlord with a key for any such new or altered lock or means to access the Building through such entry system. Notwithstanding the foregoing, but only following receipt of Landlord’s written consent, which will not be unreasonably withheld, Tenant shall be entitled to create limited secure areas within the Leased Premises that access is only available to Tenant. On the termination of the Lease, Tenant will deliver all keys and access cards to any locks or doors in the Building which have been obtained by Tenant. Tenant shall have access to the Building 24 hours per day, 7 days per week.

(b)Landlord may not, without Tenant’s prior written consent (not to be unreasonably withheld, conditioned or delayed), amend the zoning of the Building or the Project or record any declaration encumbering the Building or Project, which materially interferes with Tenant’s Permitted Use, materially increases Tenant’s obligations under this Lease or decreases Tenant’s rights under this Lease, or violates any provision in this Lease in a material manner, and Landlord shall provide a copy of such agreement to Tenant; provided, however, that Landlord shall be permitted to record any declaration irrespective of the foregoing impact so long as Tenant’s non-compliance shall be permitted as to the portions of any such provisions that cause the aforementioned material interference.
(c)Tenant shall act in accordance with and not violate any restrictions or covenants of record affecting the Leased Premises or the Building which have been recorded against the Building and/or the Project in compliance with Section 7(b) above and of which Tenant has been provided written notice (which notice shall include a copy of such restriction or covenant). Tenant shall not use or occupy the Leased Premises or Common Area in violation of any applicable law, code, regulation or ordinance, and shall immediately discontinue any use of the Leased Premises or Common Area which is a violation of any such law, code, regulation or ordinance.
(d)Except for the Permitted Uses, Tenant shall not do nor permit to be done anything which will increase the cost of any casualty and extended coverage insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate Fire Rating Bureau or any other organization performing a similar function. Tenant shall not do nor permit to be done anything which will invalidate any casualty and extended coverage insurance policy covering the Building and/or property located therein. Tenant shall promptly upon written demand and a reasonable opportunity to cure any problem which results in an invalidation or increase in the cost of any casualty and extended coverage insurance policy, reimburse Landlord, as Additional Rent, for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section 7. Except for the Permitted Uses, Tenant shall not do or permit anything to be done in, on or about the Leased Premises or Common Area which would in any way obstruct or interfere with the rights of other tenants of Landlord, or use or allow the Leased Premises or Common Area to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant maintain or permit any nuisance or commit or suffer to be committed any waste in, on or about the Building or Common Area.
8.Building Services, Maintenance.
(a)Landlord shall maintain in good repair the Building and Common Area, and any structural (including the foundation, footings, roof, gutters, flashings, downspouts, floor slab, columns, beams, shafts and walls) mechanical, plumbing and electrical systems serving the Building and Common Area (the cost of which may be included in the Operating Expenses as described in Subsection 4(b) above). In the event Tenant elects to have Landlord provide janitorial services for the Leased Premises, Tenant shall remain responsible for its own janitorial services in the Leased Premises beyond the normal cleaning services provided by Landlord. With respect to any work performed by or on behalf of Landlord pursuant to this Section 8, Landlord shall be liable to Tenant only for damage caused to Tenant’s personal property located within the Premises to the extent such damage is caused by Landlord’s or its property manager’s willful misconduct or gross negligence. In no event shall Landlord have any liability to Tenant for any other damages, or for any inconvenience or interference with the use of the Leased Premises by Tenant, or for any consequential damages, including lost profits, as a result of performing any such work. Landlord reserves the right to interrupt any or all utility services in case of accident or breakdown, or for the purpose of making alterations, repairs or improvements, and shall not be liable for the failure to furnish or delay in furnishing any or all of such services when same is caused by a Force Majeure Event (as defined in Subsection 24(t) below); and the failure to furnish any of such services in such event shall not be deemed or construed as an eviction or relieve Tenant from the performance of any of the obligations imposed upon Tenant by this Lease. Whenever possible, Landlord shall provide reasonable advance notice to Tenant in the event of Landlord’s stopping any or all utility services, or otherwise Landlord shall coordinate repairs to such utility services with Tenant. Notwithstanding any other provision of this Lease, in no event shall Landlord have any liability for loss of business (including, without limitation, lost profits) by Tenant. Tenant shall be solely responsible for and shall promptly pay all charges for IT, telephone, internet and other communication services attributable to Tenant’s Permitted Use.
(b)Tenant shall maintain the Leased Premises in good repair and condition and shall make all repairs and perform all maintenance necessary to keep the Leased Premises in good condition, damage by casualty and reasonable wear and tear excepted; provided that Landlord shall be responsible for repairing, replacing and maintaining the structural components of the Building (including the foundation, roof, and walls) as described in Subsection 8(a) above. In addition, Tenant shall promptly repair, in a good and workmanlike manner, any damage to the Leased Premises or other part of the Building caused by any breach by Tenant of this Lease, including Tenant’s maintenance obligations set forth herein, or by any act or omission of Tenant, or of any employee, agent or invitee of Tenant. If Tenant fails to do so, after written notice thereof by Landlord, and an opportunity to cure or make repairs within ten (10) calendar days, Landlord shall have the right to repair any such damage and Tenant shall pay Landlord for the cost of all such repairs, plus interest at the Interest Rate (as defined below).
(c)Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within the Leased Premises or Common Area and shall keep all refuse in proper containers until disposal of such refuse.
9.Alterations. After completion of the Tenant’s Improvements pursuant to the terms of the Work Letter, Tenant shall not make any changes, additions, alterations, improvements or additions (collectively, “Alterations”) to the Leased Premises or attach or affix any articles thereto without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except for non-structural interior alterations that (i) do not exceed [***] in cost; (ii) are not visible from the outside of the Building; and (iii) do not alter or penetrate the floor slab or the roof membrane. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any Tenant’s Alterations constructed in violation of this Section 9 upon Landlord’s written request. Prior to making any Alteration that requires Landlord’s prior written consent, Tenant shall send Landlord a written notice, pursuant to the terms of Section 23 below, together with all plans for such Alterations reasonably required by Landlord, requesting Landlord’s approval of such plans (each a “Tenant Alteration Request”). If Landlord fails to respond to Tenant’s Alteration Request within fifteen (15) business days after Landlord’s receipt of such Tenant Alteration Request, then Landlord shall be deemed to have agreed to permit Tenant to make such Alterations described in Tenant’s Alteration Request. All Alterations shall be done only by Landlord or contractors or mechanics reasonably approved by Landlord, and shall be subject to all other terms and conditions described in this Section 9 and done at Tenant’s sole expense. Any mechanics or materialman’s lien for which Landlord has received a notice of intent to file or which has been filed against the Leased Premises, Building or Common Areas arising out of work done for, or materials furnished to or on behalf of Tenant, its contractors or subcontractors shall be discharged, bonded over, or otherwise satisfied by Tenant within ten (10) calendar days following the earlier of the date Landlord receives (a) notice of intent to file a lien or (b) notice that the lien has been filed. If Tenant fails to discharge, bond over, or otherwise satisfy any such lien, Landlord may do so at Tenant’s expense, and the amount expended by Landlord, including reasonable attorneys’ fees, shall be paid by Tenant within ten (10) calendar days following Tenant’s receipt of a bill from Landlord. All Alterations, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Leased Premises shall become Landlord’s property and shall remain upon the Leased Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant (excepting only the following defined “Tenant’s Property”: Tenant’s movable office furniture, machinery and tooling (regardless of whether attached to the Building), trade fixtures, office and professional equipment (regardless of whether attached to the Building), and any network-powered broadband, communication and/or coaxial cables installed by or for the benefit of Tenant, hereunder “cabling”). All of Tenant’s Property and, notwithstanding the foregoing, at Landlord’s election, any such other alteration, improvement, or addition made by Tenant which is designated for Tenant’s removal pursuant to a written notice thereof from Landlord shall, at Tenant’s sole cost be removed upon the termination of this Lease. Tenant shall also, at Tenant’s sole cost, repair any damage caused to the Leased Premises or the Building as a result of any such removal and restore the Leased Premises to its condition prior to the installation of Tenant’s Property or any other such other alteration, improvement or addition, reasonable wear and tear excepted. In the event Tenant fails to perform the repairs required hereunder, Landlord shall be entitled to perform the same and recover from Tenant all costs and expenses thereof, including attorney fees. In the event that Landlord incurs any expenses in the removal of trash, or the cleaning of elevators, public corridors, or loading areas as a result of Tenant’s contractors’ work, then Tenant agrees it shall reimburse Landlord within ten (10) calendar days of the date of billing.
10.Liability Insurance; Indemnity.
(a)Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all claims brought against Landlord by a third party arising from: (i) Tenant’s use of the Leased Premises or the conduct of Tenant’s business or profession; (ii) any activity, work, or thing done, permitted or suffered by the Tenant in or about the Building or Common Area; (iii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease; or (iv) any negligent acts or omissions of Tenant, or of Tenant’s agents, employees or contractors. Tenant shall and hereby does further indemnify, defend and hold Landlord harmless from and against all costs, attorney fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, shall defend same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Leased Premises from any cause other than the gross negligence or intentional misconduct of Landlord or its representatives, employees or agents. Landlord shall and hereby does indemnify and hold Tenant harmless from and against any and all claims and costs, reasonable attorneys’ fees or other liabilities incurred as a direct result of any claim or action or proceedings by a third party and directly arising from the following, exception to the extent of Tenant’s acts or omissions: (i) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease; or (ii) any grossly negligent or willful acts or omissions of Landlord. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant, shall defend same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The indemnities herein shall survive the termination of this Lease and shall continue in effect until any and all claims, actions or causes of action with respect to any of the matters indemnified against are fully and finally barred by the applicable statute of limitations. In no event shall any of the insurance provisions set forth in this Lease be construed as a limitation on the scope of indemnification set forth herein.
(b)Tenant, at Tenant’s expense, agrees to keep in force during the Lease Term:

(i)Commercial general liability insurance shall be maintained on an occurrence basis, which insures against claims for premises/operations, bodily injury including death, personal and advertising injury and mental anguish, property damage, products-completed operations, tenant’s legal liability and contractual liability, based upon, involving, or arising out of the Tenant’s use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:
Each Occurrence    $1,000,000
General Aggregate     $2,000,000
Products/Completed Operations Aggregate    $2,000,000
Personal and Advertising Injury Liability    $1,000,000
Fire Damage Legal Liability    $100,000
Medical Payments    $5,000

Any general aggregate limit shall apply on a per-location basis. Tenant’s commercial general liability insurance shall include Landlord (including its trustees, lenders, officers, directors, members, agents, and employees) and Landlord’s mortgagees as additional insureds on a primary and non-contributory basis, without privity of contract requirement, for claims arising out of Tenant’s use or occupancy in and about the Premises. This coverage shall be written on the most current ISO CGL form (or its equivalent), shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall a standard separation of insureds provision.
(ii)Business automobile liability insurance covering any and all vehicles with minimum limits of $1,000,000 combined single limit per occurrence/per accident covering all owned, hired and non-owned automobiles naming Landlord and its entities as additional insured on a primary and noncontributory basis covering all owned, hired and non-owned vehicles.
(iii)Employer’s liability insurance in an amount not less than $1,000,000 each accident and $1,000,000 bodily injury by disease per employee, and $1,000,000 bodily injury by disease policy limit, or such other limit as is acceptable to Tenant’s umbrella/excess carrier.
(iv)Workers’ compensation insurance in accordance with Utah law.
(v)Umbrella/excess liability insurance, on a per occurrence basis and in the aggregate on a per location basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with forms no more restrictive than the underlying policies and with the following minimum limits:
Each Occurrence    $5,000,000
Annual Aggregate    $5,000,000
Umbrella/Excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies or that coverage is specifically follow form and no more restrictive than the underlying policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance.
(vi)Other insurance shall be maintained as Landlord may reasonably require from time to time as is standard and reasonable for such assets located in similar geographic locations with similar operations and exposures.
(vii)Coverage under blanket or master policies may be approved by Landlord, provided coverage applies on the same basis as if the coverage was written outside of a blanket program and does not affect or lessen coverage available to the Premises herein, and otherwise meets the requirements set forth in this agreement unless otherwise approved by Landlord.
(viii)Property insurance “the equivalent of causes of loss – special form” including flood, earthquake, windstorm, theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Leased Premises, and on any alterations, additions, or improvements made by Tenant upon the Leased Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Leased Premises. Landlord shall be named as loss payee as its interests may appear with respect to alterations, additions, or improvements of the Leased Premises where Tenant cannot remove at the end of the Lease Term wherein ownership then reverts to Landlord.
(ix)Property insurance required herein shall include business income and extra expense insurance with limits not less than 100% of all income and charges payable by Tenant under this Lease for a period of twelve (12) months.
(c)All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in Utah with a rating of at least “A-: VIII” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall name Landlord and Landlord’s Mortgagee as Additional Insured with no privity of contract requirement and be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives shall be non-contributory. A waiver of subrogation, in favor of Landlord and Landlord’s Mortgagee, shall apply. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord and Landlord’s mortgagees are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Subsection 10(b)(vi) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least thirty (30) days’ prior written notice of cancellation, non-renewal or material change in coverage. In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord’s request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof. The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent otherwise provided for herein. Any deductibles selected by

Tenant shall be the sole responsibility of Tenant. Tenant insurance requirements stipulated in this Section 10 are based upon current industry standards and shall be reasonably adjusted or supplemented from time to time, upon Landlord’s request, to conform to then-current industry standards. In addition to the insurance Tenant is required to carry under this Lease, should Tenant engage the services of any contractor or subcontractor of any type or tier to perform work in the Premises, Tenant shall ensure, via written and executed contract, that such party complies with the requirements of this Section 10 and carries commercial general liability, business automobile liability, umbrella/excess liability, worker's compensation and employer's liability coverages in substantially the same forms as required of the Tenant under this Lease and in amounts approved by landlord and/or landlord's property manager. Umbrella coverage shall be commensurate with their scope of risk and work performed but in no case less than $1,000,000 per occurrence. Contractor policies shall have zero restrictions for injuries to employees, or for the scope of work contemplated within their agreement. Certificates of insurance shall be made available to Landlord prior to work commencing on site evidencing all insurances as required herein, and include Tenant, Landlord and Landlord entities as additional insured for ongoing and completed operations on a primary and non-contributory basis. The required limits listed above are minimum limits established by Landlord and nothing contained herein shall be construed to mean the required limits are adequate or appropriate to protect Tenant or contractors of any type from greater loss.
(d)Landlord shall procure and maintain the following, the cost of which shall be included in the Operating Expenses:
(i)Property insurance with insured limits no less than 100% of the current replacement cost of the Building, including Landlord Furnished Tenant Improvements, on the “All Risk” or Special Form, and any other perils which Landlord or Landlord’s lender deems reasonably necessary, including Loss of Rental Income coverage.  Landlord shall not be obligated to insure any of Tenant’s furniture, equipment, trade fixtures, machinery, stock, inventory, goods or supplies which Tenant may keep or maintain in or upon the Leased Premises or any alteration, addition, or improvement which Tenant may make to the Leased Premises.
(ii)Commercial general liability insurance, which shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord.
(e)Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of the Leased Premises to the extent that Landlord’s property insurance policies then in force insure or the policies required by this Lease, whichever is broader, insure against such damage or destruction and permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant to the extent that Tenant’s property insurance policies then in force or the policies required by this Lease, whichever is broader, insure against such damage or destruction and permit such waiver.
(f)Neither Landlord nor its agents shall be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Leased Premises or any part of the Building, nor shall Landlord or its agents be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place or resulting from dampness or any other cause whatsoever, except as a result of the intentional misconduct of Landlord, its agents, servants or employees. Neither of Landlord or Tenant will be liable under any circumstances to the other party for any incidental or consequential damages. Tenant shall give prompt notice to Landlord in case of fire or accident in the Leased Premises or in the Building or of defects therein or in the fixtures or equipment.
(g)Any and all “the equivalent of causes of loss – special form” insurance which is required to be carried by Tenant or Landlord shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing, prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein”; and each of Tenant and Landlord waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party, its officers, agents or employees, and notwithstanding any provisions contained in this Lease to the contrary) to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.
11.Damage or Destruction. In the event the Leased Premises or the Building are damaged by fire or other insured casualty, the insurance proceeds shall be made available therefor by the holder or holders of any Mortgage covering the Building and the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord’s reasonable opinion, be completed within 180 calendar days after the occurrence of such damage, without the payment of overtime or other premiums. Notwithstanding the foregoing, in the event that as a condition to obtaining construction or permanent financing, and notwithstanding the reasonable commercial efforts of Landlord to provide otherwise, the holder of any first priority Mortgage requires that such Mortgage (or its related documents governing such loan) govern the disposition of insurance proceeds in the event of an fire or insured casualty, Tenant shall acknowledge in an SNDA (defined below) that such Mortgage (or its related documents governing such loan) shall control such disposition instead of this Lease. Until such repairs are completed, the Rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business; provided, however, if the damage is due to a material default by Tenant under this Lease or the gross negligence of Tenant or its employees, agents, or invitees, there shall be no abatement of Rent. If repairs cannot, in Landlord’s reasonable opinion, be made within said 180 calendar day period, Landlord shall notify Tenant within thirty (30) calendar days of the date of occurrence of such damage as to whether or not Landlord shall have elected to make such repairs. If Landlord elects not to make such repairs which cannot be completed within 180 calendar days, then either party may, by written notice to the other, terminate this Lease effective as of the date of the occurrence of such damage; provided, however, Tenant shall not have the right to terminate this Lease if the damage is due to a material default by Tenant under this Lease or the gross negligence of Tenant or its employees, agents or invitees. If Landlord has maintained the insurance required to be maintained by Landlord under this Lease and insurance proceeds are insufficient or unavailable to repair the damage, Landlord may, at its sole option, terminate this Lease by written notice to Tenant given not more than thirty (30) days after the occurrence of the damage. Except as provided in this Section 11, there shall be no abatement of Rent and no liability of Landlord by reason of any injury, inconvenience, temporary limitation of access or interference to or with Tenant’s business or property arising from the making of any necessary repairs, or any alterations or improvements in or to any portion of the Building or the Leased Premises, or in or to fixtures, appurtenances, and equipment therein, in each event to the extent necessitated by such damage.
12.Eminent Domain. If the Building or a material part thereof, or more than thirty percent (30%) of the Parking Spaces that Landlord is obligated to make available to Tenant in the North Lot pursuant to Section 14 below, be taken by any authorized entity by eminent domain or by negotiated purchase under threat thereof, so that the Leased Premises shall become totally untenantable, this Lease shall terminate as of the earlier of the date when title or possession thereof is acquired or taken by the condemning authority. Tenant waives any claim to any part of the award payable to Landlord by the condemning authority for such taking and all rights of Tenant in this Lease shall immediately cease and terminate. If allowed under applicable law, Tenant may separately pursue a claim against the condemnor for (a) the value of Tenant’s Property; (b) Tenant’s moving costs; and/or (c) Tenant’s loss of business; so long as such claims do not reduce the amount of the condemnation award otherwise payable to Landlord. If fifteen percent (15%) or more of the Building shall be taken such that the Leased Premises becomes only partially untenantable, or such partial condemnation materially impairs Tenant’s ability to use the Leased Premises for the Permitted Uses, Tenant may upon thirty (30) days’ notice to Landlord terminate this Lease. Absent such termination, this Lease shall continue in full force and effect as to the portion of the Leased Premises which is not taken and Base Rent shall be proportionately abated. Landlord may without any obligation or liability to Tenant stipulate with any condemning authority for a judgment of condemnation without the necessity of a formal suit or judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of such agreement or stipulation; provided, however, that Landlord will promptly notify Tenant of any condemnation threatened to Landlord in writing and allow Tenant to participate in such negotiations if it is customary in such jurisdiction. In the event that less than thirty percent (30%) of the Parking Spaces that Landlord is obligated to make available to Tenant in the North Lot pursuant to Section 14 below are taken by any authorized entity by eminent domain or by negotiated purchase under threat thereof, Landlord may replace such Parking Spaces by providing surface or structured parking located within one (1) city block of the block of the Building in the amount of the taken Parking Spaces. In the event Landlord is unable to provide alternative parking arrangements replacing all or substantially all of the taken Parking Spaces, Tenant shall have the option to terminate this Lease as of the earlier of the date when title or possession thereof is acquired or taken by the condemning authority.
13.Assignment and Subletting.
(a)Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, assign or transfer this Lease, in whole or in part, or sublet the Leased Premises or any part thereof, or permit the Leased Premises or Common Area or any part thereof to be occupied by any person, corporation, partnership, or other entity except Tenant or Tenant's employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned.
(b)Notwithstanding anything to the contrary in Section 13(a) above, the consent of Landlord shall not be required in the event of an assignment by Tenant to (i) any entity directly or indirectly through one or more intermediaries that is controlling, controlled by, or under common control with Tenant and of equal or better financial strength (and Landlord may require the delivery of financial statements and any other information concerning such proposed assignment or sublease which Landlord may reasonably request) (an “Affiliated Entity”); (ii) any entity resulting from the merger or consolidation of or with Tenant or an Affiliated Entity; (iii) any person or entity that acquires all (or substantially all) of the assets, stock or membership interests of Tenant or an Affiliated Entity; or (iv) any successor of Tenant or an Affiliated Entity by reason of a public offering (each of the scenarios described in clauses (i)–(iv) above, a “Tenant Affiliate”); (collectively, “Permitted Transferees”). Any sale, assignment, mortgage, transfer or subletting of this Lease or the Leased Premises or Common Area which is not to a Permitted Transferee or not otherwise in compliance with the provision of this Section 13 shall be void. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain the express prior written consent of Landlord to any further assignment or subletting, or relieve Tenant from any liability or obligation hereunder, whether or not then accrued. The terms of this Section 13(b) are only applicable provided that:

(i) Tenant immediately notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer; (iii) if reasonably requested by Landlord as a result of the financial status of the Tenant Affiliate assuming Tenant’s obligations under the Lease, have an affiliate of such Tenant Affiliate guarantee this Lease using Landlord’s standard guaranty form; (iv) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and (v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.
(c)If Landlord consents to any assignment or sublease by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally and as a principal, and not as a guarantor or surety, under this Lease, to the same extent as though no assignment or sublease by Tenant had been made.
(d)Every sublease approved by Landlord or otherwise permitted under the terms of this Lease shall be evidenced by a written sublease (the “Sublease”) between Tenant and the subtenant (“Subtenant”). The Sublease shall comply with the following requirements: (i) the Sublease shall be subject to, and shall incorporate by reference, all of the terms and conditions of this Lease, except those terms and conditions relating to Base Rent, Additional Rent, and any other amount due under this Lease, and Subtenant shall acknowledge in the Sublease that it has reviewed and agreed to all of the terms and conditions of this Lease; (ii) Subtenant shall agree in the Sublease not to do, or fail to do, anything that would cause Tenant to violate any of its obligations under this Lease; (iii) Subtenant shall have no right to exercise any option to extend the Lease Term or any right of first refusal (or similar right) granted to Tenant in this Lease or any amendment hereto, and the Sublease shall require Tenant to agree that it shall neither exercise on behalf of, nor assign to, Subtenant any such option or right; (iv) the Subtenant shall be subject to any rules and regulations that affect this Lease, and shall not be permitted to use the Premises for any purpose not permitted by applicable law or which would subject the Property to increased risk of damage to property, injury to persons, or exposure to Hazardous Materials in, on or about the Leased Premises; and (v) the Sublease shall prohibit a sub-subletting of the Property or the assignment of the Sublease by Subtenant, without first obtaining Landlord’s consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Any sub-Sublease shall also be subject to the provisions of this Section 13.
(e)Other than an assignment to a Permitted Transferee pursuant to the terms of Section 13(b) above (in which event, this subparagraph (e) shall not be applicable), if an assignment or sublease is consented to by Landlord and the rental due and payable by an assignee or subtenant (or a combination of rent payable thereunder plus any other consideration directly or indirectly incident to the assignment or sublease) exceeds the Rent payable under this Lease, then Tenant shall pay to Landlord, as Additional Rent, 100% of such excess rental within ten (10) days following receipt thereof by Tenant from the assignee or subtenant, as the case may be. In such event, any rent received by Tenant from an assignee or subtenant and due to Landlord under this Subsection shall be held by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction at any time, and, upon election by Landlord, such rental shall be paid directly to Landlord and credited to any amounts owed by Tenant hereunder.
(f)If Tenant assigns or subleases this Lease, any option to renew this Lease or right to extend the Lease Term shall automatically terminate unless otherwise agreed to in writing by Landlord. Any request for an assignment or sublease shall be accompanied by a minimum fee of [***] for Landlord’s administrative costs in connection with the processing of the request. In addition, Tenant shall pay to Landlord, within ten (10) days after demand by Landlord, the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or sublease by Tenant, including reasonable attorney fees, regardless of whether consent of Landlord is given to the assignment or sublease by Tenant.
14.Parking. Beginning on the Commencement Date and continuing until the expiration of the Lease Term, Tenant shall be entitled to 210 parking stalls (the “Parking Spaces”), 24 hours per day, 7 days per week, allocated as follows:
(a)Initial Parking Spaces. Beginning on the Commencement Date and continuing until the completion of the Parking Structure (as defined below), the Parking Spaces will be allocated as follows: Landlord shall make available to Tenant [***] parking stalls in the surface parking lot to the north of the Building (the “North Lot”), and [***] parking stalls in the North Lot and/or on surface parking lots located within one (1) city block of the block the Building is located on.
(b)Structured Parking. Landlord plans to build a parking structure adjacent to the Building in the location depicted on Exhibit E attached hereto (the “Parking Structure”). Subject to extension for delays caused by Force Majeure Event, Landlord shall commence construction of the Parking Structure no later than October 1, 2020, and shall substantially complete the Parking Structure (to a condition to allow use of the same by Tenant and its employees) no later than December 31, 2022 (the “Parking Structure Outside Delivery Date”). Upon completion of the Parking Structure, Landlord shall make available to Tenant (i) 130 parking stalls in the Parking Structure, [***], and for the remainder of the Lease Term at a monthly rate of [***] for such stalls (such rate shall increase to the full market rate for such stall during any extension of the Lease Term); and (ii) [***] parking stalls in the North Lot at [***] during the initial Lease Term or any extension thereof.
(c)Parking Terms and Conditions. Tenant agrees to comply with such reasonable rules and regulations as may be made by Landlord from time to time in order to insure the proper operation of the Parking Structure and surface parking lots (collectively, the “parking facilities”), provided, that such rules and regulations shall be enforced in a non-discriminatory manner. Tenant agrees to cooperate with Landlord and other neighboring tenants in the use of parking facilities. Landlord shall use commercially reasonable efforts to mark or otherwise ensure that Tenant has access to, and availability of, during Normal Business Hours, the parking stalls to which Tenant is entitled under this Lease. All vehicles parked in the parking facilities and the personal property therein shall be at the sole risk of Tenant, Tenant’s employees, agents, contractors, invitees and the users of such spaces and Landlord shall not be responsible for any injuries to any person nor any damage to any automobile, vehicle or other property that occurs in or about the parking areas. In addition to all other rights and remedies of Landlord hereunder in the event of a default by Tenant, Landlord shall have the right to take such steps necessary to correct any failure to comply with the rules and regulations or the terms of this Section 14, including but not limited to policing and towing, and if Tenant, its agents, officers, employees, contractors, licensees or invitees are deemed by Landlord to be in breach of this Section 14 or such applicable rules and regulations set by Landlord in accordance with this Section 14, to charge to Tenant as Additional Rent that portion of the cost thereof which Landlord reasonably determines to be caused thereby. Notwithstanding the foregoing, the rights granted to Tenant to use any parking spaces is a license only and Landlord’s inability to make spaces available at any time due to a Force Majeure Event (so long as Landlord is using commercially reasonable efforts to remedy such Force Majeure Event) is not a breach by Landlord of its obligations hereunder.

(d)Failure to Deliver Parking Structure, In the event that Landlord fails to substantially complete and make the Parking Structure available to Tenant for Tenant’s use on or before the Parking Structure Outside Deliver Date (which shall be extended in the event of a Force Majeure Event), Tenant, as Tenant’s sole and exclusive remedy, shall be entitled to an abatement of Base Rent in an amount equal to the sum of [***] of monthly Base Rent due for each subsequent month thereafter until the Parking Structure is substantially completed and made available to Tenant for Tenant’s use (so, for example, if Tenant substantially completes and makes the Parking Structure available to Tenant for Tenant’s use on February 10, 2022, Tenant shall be entitled to abate [***] of the Base Rent due the months of January and February, 2022). In addition, during any such period of delay in substantially completing and making the Parking Structure available to Tenant for Tenant’s use, Landlord shall continue to provide Tenant with parking at no expense to Tenant in accordance with Section 14(a).
15.Default.
(a)The occurrence of any of the following shall constitute a material default and breach of the Lease by Tenant:
(i)the abandonment of the Leased Premises by Tenant for a period of thirty (30) consecutive days (other than as a result of a Force Majeure Event or a remodel of the Leased Premises, which shall not exceed ninety (90) days every five (5) years);
(ii)any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder, if the failure continues for five (5) days after written notice to Tenant, provided Landlord shall not be required to provide such notice more than one (1) time in any consecutive 12-month period;
(iii)any failure of Tenant to maintain the insurance as required in this Lease;
(iv)any failure to provide any document or instrument described in Section 22 of this Lease within the time period set forth in such Section;
(v)Tenant shall cause or allow any lien or other encumbrance of title to be filed or recorded against the Building and such lien or encumbrance is not removed or bonded within ten (10) days after Landlord has delivered written notice to Tenant of such lien or encumbrance;
(vi)any other failure by Tenant to observe and perform any other obligation under this Lease to be observed or performed by Tenant, other than payment of any Rent, within thirty (30) days after written notice by Landlord to Tenant specifying wherein Tenant has failed to perform such obligation; provided, however, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within said period and diligently and continuously prosecutes such cure to completion; or
(vii)the making by Tenant or any guarantor of this Lease of any general assignment for the benefit of creditors; the filing by or against Tenant or such guarantor of a petition to have Tenant or such guarantor adjudged a bankrupt or the filing of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such guarantor, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.
(b)Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation (provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30 day period and thereafter diligently prosecute the same to completion).
(c)Notwithstanding any term or provision herein to the contrary, if (i) Tenant is not in default material default of this Lease beyond any applicable cure period, (ii) Tenant strictly complies with the terms of this Section, and (iii) except in the event of actions required to be undertaken by Tenant in an emergency situation relating to Tenant’s business operations within the Leased Premises or that otherwise presents an immediate threat to the health or safety of Tenant or its employees or occupants, in which event no cure period shall exist, such default has not been cured by Landlord (or Landlord has not commenced the cure) within the time specified in Section 15 above (following the initial written notice from Tenant) or within fifteen (15) business days following a second written notice from Tenant to Landlord specifying the nature of the default, then Tenant shall have the right, at any time thereafter, to cure such default for the account of the Landlord, and Landlord shall reimburse Tenant within thirty (30) days of receipt of Tenant’s invoice for any and all actual, reasonable and necessary out-of-pocket expenses paid to cure such default. If the above conditions are satisfied, in the event of emergencies (i.e., where necessary to prevent injury to persons or material damage to property or to mitigate damages), Tenant may cure a default by Landlord before the expiration of the waiting period, but only after giving such written notice to Landlord (including notice by e-mail) as is practical under all of the circumstances. Notwithstanding the above, in the event Tenant has entered into a Subordination, Non-Disturbance and Attornment Agreement (or like instrument) (the “SNDA”) with the holder of a mortgage or deed of trust encumbering the Property, Tenant shall not exercise any self-help right or any of the other remedies provided above without first providing to such holder notice and an opportunity to cure as provided in the SNDA.
16.Remedies. In the event Tenant commits an act of default as set forth in Subsection 15(a) above beyond any applicable cure period, Landlord may exercise one or more of the following described remedies, in addition to all other rights and remedies available at law or in equity, whether or not stated in this Lease.
(a)Landlord may continue this Lease in full force and effect and shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may re-enter the Leased Premises with or without legal process and relet them, or any part of them, to third parties for Tenant’s account, and Tenant hereby expressly waives any and all claims for damages by reason of such re-entry, as well as any and all claims for damages by reason of any distress warrants or proceedings by way of sequestration which Landlord may employ to recover said Rents. Tenant shall be liable immediately to Landlord for any brokers’ commissions, expenses of repairing and/or the cost of tenant improvements to the Leased Premises required by the reletting, attorney fees and costs and like costs. Reletting can be for a period shorter or longer than the remaining Lease Term, and in no event shall Landlord be under any obligation to relet the Leased Premises; provided that Landlord shall use commercially reasonable efforts to do so. On the dates such Rent is due, Tenant shall pay to Landlord a sum equal to the Rent due under this Lease, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Section 16 shall terminate the Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(b)Landlord may terminate this Lease. Upon termination, Landlord shall have the right to collect an amount equal to: reasonable attorney fees and costs in connection with recovering the Leased Premises; all reasonable costs and charges for the care of the Leased Premises while vacant; all repair and tenant improvement costs incurred in connection with the preparation of the Leased Premises for a new tenant; all past due Rent which is unpaid, plus interest thereon at the Interest Rate (as defined below) [***]. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.
Landlord may avail itself of these as well as any other remedies or damages allowed by law. All rights, options and remedies of Landlord provided herein or elsewhere by law or in equity shall be deemed cumulative and not exclusive of one another. Should any of these remedies, or any portion thereof, not be permitted by applicable law, then such remedy or portion thereof shall be considered deleted and unenforceable, and the remaining remedies or portions thereof shall be and remain in full force and effect.
17.Rules and Regulations. Tenant shall observe faithfully and comply with the rules and regulations set forth on Addendum “A” attached to this Lease and made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt, provided that all such rules and regulations shall apply equally to all similarly situated tenants and enforced in a non-discriminatory manner. By the signing of this Lease, Tenant acknowledges that Tenant has read and has agreed to comply with such rules and regulations.
18.Right of Access. Subject to Section 7(a) above, Landlord and its agents shall, upon reasonable advance notice to Tenant, have free access to the Leased Premises during all reasonable hours for the purpose of inspection, to make reasonable repairs as required hereunder (provided, however, Landlord shall have no obligation as a result of such examination to make any repairs other than expressly set forth herein), and to exhibit the same to prospective purchasers, lenders, investors or during the last nine (9) month of the Lease Term, other prospective tenants.
19.End of Term.
(a)At the termination or expiration of the Lease Term, Tenant shall surrender the Leased Premises to Landlord in as good condition and repair as at the Commencement Date, reasonable wear and tear excepted, and will leave the Leased Premises broom-clean.
(b)If Tenant remains in possession of the Leased Premises after the expiration of this Lease without the written permission of Landlord, such holding over shall be construed to be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Tenant shall pay Landlord Base Rent for the period of its old over in an amount equal to 125% of Base Rent in effect immediately prior to the expiration of this Lease together with Additional Rent. Such tenancy at sufferance shall be subject to every other term, covenant and agreement contained herein; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease or any amendment hereto be deemed applicable to any such tenancy at sufferance. Nothing contained in this Section 19(b) shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 19(c) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Leased Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorney fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
20.Transfer of Landlord’s Interest. In the event of any transfer or transfers of Landlord’s interest in the Leased Premises or in the real property of which the Leased Premises are a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.
21.Estoppel Certificates; Attornment and Non-Disturbance.
(a)Within fifteen (15) business days following receipt of Landlord’s written request, Tenant shall deliver, executed in recordable form, a declaration to any person designated by Landlord stating the Commencement Date and Expiration Date of this Lease and certifying that (i) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (ii) all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any); (iii) no defenses, credits or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed); (iv) the sum of advance Rent, if any, paid by Tenant; (v) the date to which Rent has been paid; (vi) the amount of the Security Deposit held by Landlord; and (vii) such other information as Landlord reasonably requires. Persons receiving such statements of Tenant shall be entitled to rely upon them. If Tenant does not deliver such statement to Landlord within such fifteen (15) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.
(b)This Lease is and shall continue to be subordinate to any Mortgage now existing or hereafter placed on the Landlord’s interest in the Property by a lienholder; provided, however, such subordination is subject to and conditioned upon Landlord delivering an SNDA to Tenant. Within fifteen (15) business days of a request from Landlord, Tenant shall execute an SNDA in form and substance reasonably acceptable to Tenant and the holder of the Mortgage, from time to time, in favor of such holder of the Mortgage. If elected by the holder of a Mortgage, this Lease shall be superior to such Mortgage, in which case Tenant shall execute and deliver an instrument confirming the same. Tenant’s obligation to subordinate this Lease to the lien of any future loan or ground lease will be conditioned on receipt of an SNDA.
(c)Any sale, assignment, or transfer of Landlord’s interest under this Lease or in the Premises including any such disposition resulting from Landlord’s default under a Mortgage, shall be subject to this Lease. Tenant shall attorn to Landlord’s successor and assigns, including a lender or its nominee, and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.
(d)In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, if any, Tenant will not exercise any such right until: (A) it has given written notice (by United States certified or registered mail, postage prepaid) of such act or omission to the holder of any mortgage or deed of trust on the Land (whose names and addresses Landlord agrees will be furnished to Tenant on request); and (B) any such holder of any mortgage or deed of trust on the Property shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy such act or omission.
22.Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by: (1) hand delivery and shall be deemed given on the date of delivery; (2) registered or certified mail and shall be deemed given the third day following the date of mailing; or (3) overnight delivery by a nationally recognized courier service and shall be deemed given the following day. All notices to Tenant shall be addressed to Tenant at the Leased Premises, with a copy to the following:
Traeger Pellet Grills, LLC
Attn: General Counsel
1215 E Wilmington Ave
Salt Lake City, UT 84106
[***]

    Jones Waldo
    170 S. Main Street, Suite 1500
    Salt Lake City, Utah 84101
    Attn: [***]
[***]

All notices to Landlord shall be addressed to Landlord’s Address; provided that all notices to Landlord pursuant to Section 9 shall be sent to Landlord’s Address, with a copy to the following:
[***]

[***]

[***]

    [***]

Either party may change its address by notice given in accordance with this Section 22.
23.Environmental Covenants.
(a)Definitions.
(i)As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCB’s); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material.
(ii)As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations,

schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.
(b)Tenant will not permit Hazardous Materials to be present in, on or about the Leased Premises or Project, except for normal quantities of cleaning and other business supplies customarily used and stored in an office and will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials. Landlord acknowledges and agrees that so long as the same complies with all applicable laws, codes, regulations or ordinances, including, without limitation, all Environmental Laws, Tenant’s testing of products, including wood fired grills and resulting smoke emissions therefrom, will not constitute a violation of this Section or this Lease. Notwithstanding anything to the contrary in this Lease, in the event Landlord or Tenant receive reasonable complaints from other tenants or occupants of the Project concerning Tenant’s product testing, including, without limitation, the smoke emissions, noise or other consequences thereof, Tenant agrees to take commercially reasonable steps to address such complaints, including, without limitation, coordinating future product testing with Landlord in an effort to address such complaints and minimize any nuisance resulting from such product testing. Landlord shall have no duty or obligation to remove any hazardous substances, wastes or materials brought into the Leased Premises by Tenant. If Tenant breaches the foregoing, Tenant shall give Landlord written notice of such breach and shall immediately, at Tenant’s sole cost and expense, undertake remedial action in accordance with all Environmental Laws; provided, however, Landlord may properly require its consent to the selection of the contractors and other professionals involved in the inspection, testing and removal or remediation activities, the manner and method for performance of such activities and such other matters as may be reasonably required or requested by Landlord for the safety of and continued use of the Building and the visitors thereof.
(c)If Tenant’s use of Hazardous Materials in, on or about the Leased Premises or Common Area results in a release, discharge or disposal of Hazardous Materials in, on, at, under, or emanating from, the Building or Common Area, Tenant shall promptly investigate, clean up, remove or remediate such Hazardous Materials in full compliance with the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws.
(d)Upon reasonable notice to Tenant, Landlord may enter the Leased Premises for the purposes of inspection and testing to determine whether there exists on the Leased Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein shall not create a duty on Landlord’s part to inspect the Leased Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
(e) Tenant shall surrender the Leased Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials due to Tenant’s use of the Leased Premises. Tenant’s obligations and liabilities pursuant to this Section 23 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of all or any portion of the Building is not in compliance with this Section 23 at the expiration or earlier termination of this Lease due to the business or activities of Tenant, or Tenant’s agents, then, at Landlord’s election, Landlord may require Tenant to hold over possession of the Leased Premises until Tenant has satisfied its obligations pursuant to this Section 23. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution in value of any portion of the Leased Premises or the Building in any manner whatsoever related directly or indirectly, to Hazardous Materials. Any such holdover by Tenant will not be terminable by Tenant prior to Landlord’s determination that Tenant has satisfied its obligations pursuant to this Section 23.
(f)Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including loss in value of the Leased Premises, Building or Common Area, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the Leased Premises or the Building, and any and all sums paid for settlement of claims), liabilities and expenses (including, but not limited to, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the Lease Term and attributable to (i) any Hazardous Materials introduced, in, on, under or about the Leased Premises, Building or Common Area by Tenant or Tenant’s agents, or (ii) Tenant’s breach of any provision of this Section 23. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.
(g)Landlord represents and warrants to Tenant that upon the delivery of the Leased Premises to Tenant with Landlord’s Improvements completed, to Landlord’s then actual knowledge, the Leased Premises will be free of any Hazardous Materials. For purposes of this Lease, “Landlord’s actual knowledge” shall be deemed to mean the actual knowledge (as opposed to implied, constructive or imputed) of the officers of Landlord having direct operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigations or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current actual knowledge of such persons.
(h)Landlord shall indemnify and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including any and all sums paid for settlement of claims), liabilities and expenses (including, but not limited to, attorneys’, consultants’, and experts’ fees) incurred by Tenant during or after the Lease Term as a result (directly or indirectly) of any breach of Landlord’s representation set forth in Section 23(g) above. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease.

(i)Notwithstanding anything to the contrary in this Section, Tenant shall have no liability of any kind to Landlord (including any remediation costs) for (a) any pre-existing Hazardous Materials located at the Leased Premises as of the date of this Lease (a “Pre-Existing Environmental Condition”), and (b) Hazardous Materials at the Leased Premises resulting from the activities or negligence of Landlord or its successors, assigns, officers, members, managers, employees, agents, contractors, or other parties under the supervision or control of Landlord (collectively, the “Landlord Group”) during the Lease Term.
(j)The provisions of this Section 23 shall survive the expiration or earlier termination of this Lease.
24.Miscellaneous Provisions.
(a)As the operation and creation of the Building and Landlord's business model contains significant intellectual property and because the ongoing methods of Landlord's operation are not typical, it is crucial that all parties adhere to a strict policy of non-disclosure and confidentiality. Furthermore, it is understood that terms of leases differ based on need, use, etc. As such, Tenant agrees to keep confidential the terms of this Lease, and shall not disclose such confidential information to any person or entity other than its financial, legal and space planning consultants and any proposed lenders, assignees or subtenants, provided that Tenant shall inform such persons of the confidentiality of the terms of this Lease and shall obtain their agreement to abide by the confidentiality provisions of this Section prior to such disclosure. This includes, but is not limited to the Lease Term, Base Rent rates, special provisions, practices, allowances, etc.
(b)This Lease shall be subject and subordinate to any and all future covenants, conditions or restrictions currently or hereafter recorded against the property by Landlord or its successors or assigns.
(c)In the event of any legal proceeding between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such legal proceeding shall pay to the successful party all costs and expenses, including reasonable attorney fees, incurred therein. To the extent permitted by law, Landlord and Tenant hereby waive the right to a jury trial in any legal action or proceeding relating to this Lease.
(d)Time is of the essence with respect to the performance of every provision of this Lease.
(e)The captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. The word “Landlord” means the owner of the Building from time to time, and in the event of any sale, conveyance or lease of the Building, the transferring Landlord shall be released from all covenants and conditions as Landlord hereunder and without further agreement between the parties.
(f)This Lease, any Addenda and the Exhibits attached hereto and incorporated herein contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.
(g)So long as Tenant is not in default under this Lease after the expiration of any notice and cure period provided in this Lease, Tenant shall have quiet possession of the

Leased Premises for the entire Lease Term hereof, subject to all the provisions of this Lease, as against persons claiming by, through, or under Landlord.
(h)No waiver by a party of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by a party of the same or any other provision. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of Rent shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of the Lease, other than the failure of Tenant to pay the particular Rent so accepted.
(i)If any monthly installment of Base Rent or any payment of Additional Rent is not paid by the fifth (5th) day of the month in which it is due, Tenant shall, upon demand, pay Landlord a late charge of five percent (5%) of the amount of such installment or payment. Such late charge is to defray the administrative costs and inconvenience and other expenses which Landlord will incur on account of such delinquency. In addition, any amounts payable to Landlord under this Lease, if not paid in full on or before the due date thereof, shall bear interest on the unpaid balance at an interest rate (the “Interest Rate”) equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Wells Fargo Bank, N.A. (or if Wells Fargo Bank, N.A. ceases to exist, the largest bank, by deposit, with branch operations in the State of Utah) (“Bank”) as its “Reference Rate”. If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord shall execute a ‘zero tolerance’ policy and recommends early payment or payment by regularly scheduled electronic method to avoid such situations.
(j)No consent of Tenant shall be required in the event of any such sale, conveyance, or lease of the Building or Land which is made subject to this Lease, or to any sale or conveyance of the Building or Land pursuant to which Landlord leases the Building back from such purchaser or other transferee, in which case this Lease shall remain in full force and effect as a sublease between Landlord, as sublessor and Tenant, as sublessee.
(k)This Lease shall be binding upon, and inure to the benefit of the parties hereto, their heirs, successors, assigns, executors and administrators.
(l)This Lease shall be governed by the laws of the state of Utah.
(m)Tenant shall not operate on the Leased Premises, and shall not permit any other person to operate on the Leased Premises, any trade or business consisting (1) the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, or (2) farming, as that term is defined in Section 2032A(e)(5)(A) or (B) and Section 45D of the Internal Revenue Code, nor shall it enter into any sublease with a tenant which intends to operate any such trade or business on the Leased Premises. Further, no recreational or medical marijuana may be grown or consumed on the Leased Premises or in the Building by Tenant or its employees, guests or invitees.
(n)If Tenant is a corporation or other legal entity, each individual executing this Lease on behalf of said entity represents and warrants that (i) he/she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its bylaws or operating agreements; (ii) this Lease is binding upon said corporation or entity; and (iii) a resolution to that effect in a form reasonably acceptable to Landlord shall be provided promptly upon request.
(o)Landlord’s partners, shareholders, or members, as the case may be, shall have no personal liability with respect to any provision of this Lease, or any obligation or liability arising in connection therewith. Tenant shall look solely to Landlord’s equity in the Building and Land in which the Leased Premises is located, for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations.
(p)Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Leased Premises; provided, however, that Tenant shall be entitled to use the Tenant Allowance towards the cost of the same. Landlord shall provide reasonable access to the Building’s electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed by Tenant shall be subject to Landlord’s prior written approval and shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant’s name and the service provided. Installation of cabling and/or low voltage wiring shall be performed by vendors reasonably approved by Landlord in advance of working in the Building. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Lease Term or the early termination of the Tenant’s right to occupy the Leased Premises. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant’s sole cost and expense.
(q)[***]
(r)Within fifteen (15) business days after Landlord’s request (but not more often than once per each calendar year except in the event of a refinance or sale of the Building), Tenant shall deliver to Landlord the then-current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise specifically noted in such financial statements.
(s)Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant, as the case may be, shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to any of the following (each, a “Force Majeure Event”): strikes, labor disputes, fuel or material scarcity, riots, acts of God, war, governmental laws, regulations or restrictions, shortages of labor or materials, or other non-financial causes beyond the reasonable control of Landlord or Tenant, including, without limitation, inclement climatic conditions and governmental actions or inaction (including, without limitation, delay in issuance of permits and approvals) and action or inaction by the other party or any party claiming by, through or under such other party. The preceding sentence shall not excuse the failure of Tenant to pay Rent or other sums payable hereunder. It is expressly agreed that the party claiming a Force Majeure Event shall use commercially practicable efforts to eliminate or reduce the effect of such adverse condition on the covenants of such party contained herein.
25.Landlord Reservations. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession, or giving rise to any claim for set off or abatement of Rent:

(a)to change the Building’s name or street address;
(b)to install, affix, and maintain sign(s) on the exterior of the Building or the Land identifying the name of the Building;
(c)to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;
(d)to retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises. No locks or bolts shall be altered, changed, or added without the prior written consent of Landlord;
(e)to make repairs or improvements, whether structural or otherwise, in and about the Building not otherwise inconsistent with Tenant’s rights under this Lease with respect to use of the Building and the Leased Premises, or any part thereof, and for such purposes to enter upon the Leased Premises, and during the continuance of said work to temporarily close doors, entryways, public spaces, and corridors in the Building, and to interrupt or temporarily suspend Building services and facilities, Landlord to use reasonable efforts to minimize any interruption or interference with Tenant’s use or occupancy of the Leased Premises when performing such work;
(f)to have and retain a paramount title to the Leased Premises, free and clear of any act of Tenant; and
(g)to approve the weight, size, and location of safes and other heavy equipment and articles in and about the Leased Premises and the Building. Movement of Tenant’s property into or out of the Building, and within the Building is solely at the risk and responsibility of Tenant.
26.Brokerage. Landlord and Tenant each warrant to the other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease. Each party agrees to indemnify the other party against any loss, expense (including reasonable attorney fees), cost or liability incurred by the other party as a result of a claim by any broker or finder against the indemnifying party.
27.Security. Landlord, in the exercise of its reasonable discretion, shall provide one (1) or more of the following security measures for the Building, Common Area or Project: a security system involving any one (1) or a combination of cameras on the exterior of the Building and on Common Areas, monitoring devices, or guards; (ii) electro-magnetic locks on all exterior doors to the Building to be controlled by readers and an fob access for Tenant and its employees at Landlord’s sole cost. In addition, until Project Stabilization is achieved, Landlord shall provide an on-site Project security presence (such a guard or similar security person) with a contact number available to Tenant’s employees and invitees every non-holiday business day during the hours from 5 p.m. to midnight, the cost of which shall be included in Operating Expenses for the Project and allocated on among Tenant and other buildings in the Project for which a certificate of occupancy has been issued on a pro-rata basis, which pro-rata share shall be a percentage equal to a fraction, the numerator of which is the rentable square footage of the Building and denominator of which is the rentable square footage of all buildings in the Project for which a certificate of occupancy has been issued. Except as expressly stated herein, Landlord may, but is not obligated to, provide any security services with respect to the Leased Premises or Common Area and Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s agents in connection with any unauthorized entry into the Leased

Premises or any other breach of security with respect to the Leased Premises or the Building. With Landlord’s prior written consent, Tenant may provide its own security system for the Leased Premises, subject to the terms of this Lease.
28.Patriot Act Certification. Tenant certifies that neither Tenant, nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Tenant or any such partner, manager, member or shareholder, nor any other representative or affiliate of Tenant is a “Prohibited Person,” defined as (a) a person, entity or nation named as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person pursuant to any law, order, rule or regulation that is enforced or administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”); (b) a person, entity or nation owned or controlled by, or acting on behalf of, any person, entity or nation named as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person pursuant to any law, order, rule or regulation that is enforced or administered by OFAC, including, but not limited to, the Executive Order and the Patriot Act; (c) a person, entity or nation engaged directly or indirectly in any activity prohibited by any law, order, rule or regulation that is enforced or administered by OFAC, including, but not limited to, the Executive Order and the Patriot Act; (d) a person, entity or nation with whom the Landlord is prohibited from dealing or otherwise engaging in any transaction pursuant to any terrorism or money laundering law, including, but not limited to, the Executive Order and the Patriot Act; (e) a person, entity or nation that has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering; or (f) a person, entity or nation who is affiliated with any person, entity or nation who is described above in Subsections (a) through (e) above. Tenant agrees to indemnify and save Landlord, Landlord’s representatives and Landlord’s managing agent and mortgagee harmless against and from any and all claims, damages, losses, risks, liabilities and expenses, including attorney fees and costs, arising from or related to any breach of the foregoing certification.
29.Signage. Tenant, at Tenant’s sole cost and expense, shall have the right to install such signage on the exterior of the Building in locations approved in writing by Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and in accordance with the criteria set forth by Landlord, and subject to approval by local governmental authorities and compliance with zoning ordinances affecting the Building. Except as otherwise stated in this Section 29, Tenant shall not place or permit to be placed in, upon, or about the Building any exterior lights, or any decorations, balloons, flags, pennants, banners, advertisements or notices, without obtaining Landlord’s prior written consent. Notwithstanding the foregoing, Tenant may temporarily affix customary banners and decorations on the exterior of the Building in conjunction with events held at the Leased Premises, provided such banners and decorations comply with sign criteria set by Landlord for the Project from time to time and all applicable laws and regulations, and are tastefully and professionally done and in keeping with the quality and appearance of the Project as a whole. Tenant shall remove any sign, advertisement or notice placed on the Leased Premises or the Building by Tenant upon the expiration of the Lease Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Leased Premises or the Building caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Leased Premises or the Building at Tenant’s sole cost and expense. In addition to any other rights or remedies available to Landlord, in the event that Tenant erects or installs any sign in violation of this Section 29, and Tenant fails to remove same within ten (10) business days after notice from Landlord or erects or installs a similar sign in the future, Landlord shall have the right to charge Tenant a signage fee equal to One Hundred Dollars

($100.00) per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future. Landlord’s election to charge such fee shall not be deemed consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice. Tenant shall be solely responsible for any cleanup, damage or other mishaps that may occur during the installation or removal of the signage or other items described in this Section 29 by Tenant and agrees to fully indemnify Landlord for any and all injuries to persons or damage to property related thereto.
30.Fitness Center. [***]
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Lease the day and year first above written.
LANDLORD:

BRIDGE BLOQ NAC LLC, a Delaware limited liability company

By:    Bridge BLOQ Qualified Opportunity Zone Business,
    LLC, its sole member

    By:     BLOQ Opportunity Zone Fund I, LLC, its
        operating member

        By:     BLOQ Development Partners, LLC,
            its manager

            By:    BCG BLOQ Management LLC, its
                manager

                By: /s/ Brandon Blaser
                 Brandon Blaser
                 Authorized Signatory

TENANT:

TRAEGER PELLET GRILLS, LLC, a Delaware limited liability company

By:    /s/ Jeremy Andrus
Name:    Jeremy Andrus
Title:    CEO

By:    /s/ Dominic Blosil
Name:    Dominic Blosil
Title:    CFO

EXHIBIT A
LEGAL DESCRIPTION OF LAND

The following described real property located in Salt Lake County, State of Utah:

EXHIBIT A (CONT’D)
DEPICTION OF LAND
(as approximately outlined in blue)

EXHIBIT A-1
DEPICTION OF COMMON AREA AND NORTH LOT AREA
(Approximate Common Area highlighted in yellow; Approximate North Lot bordered in blue)

EXHIBIT B
DEPICTION OF LEASED PREMISES / FLOOR PLAN

EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements (defined below). All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of that certain Lease Agreement to which this Tenant Work Letter is attached as Exhibit “C”, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of this Tenant Work Letter. As used in this Tenant Work Letter, the “Tenant Improvements” shall be those improvements to the Property described in the Construction Drawings (as defined in Section 3.1 of this Tenant Work Letter) approved by Landlord pursuant to Section 3 of this Tenant Work Letter. As used in this Tenant Work Letter, “Tenant’s Work” refers to the construction of the Tenant Improvements.

SECTION 1

DELIVERY OF THE PROPERTY

Tenant acknowledges that Tenant has thoroughly examined or has had the opportunity to thoroughly examine the Building and the North Lot as defined in the Lease (collectively, the “Property”). Upon the full execution and delivery of this Lease by Landlord and Tenant and satisfaction of the conditions set forth in Section 1 of this Lease, Landlord shall deliver the Property to Tenant with all wet and dry utilities stubbed to the existing building on the Property, and except as stated in the Lease and as provided in Section 4.2.8 below, Tenant shall accept the Property from Landlord in its presently existing “as-is” condition as of the date of this Lease, and Landlord shall have no liability or obligation to make improvements of any kind in or about the Property. Except as specifically provided otherwise in the Lease, Tenant shall assume all risk of loss to Tenant’s personal property.

SECTION 2

IMPROVEMENT ALLOWANCE

2.1.Improvement Allowance. Tenant shall be entitled to an improvement allowance in the amount of [***] (the “Improvement Allowance”) for the costs relating to the initial design and construction of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Improvement Allowance.

2.2.Use of the Improvement Allowance.

2.2.1.Permissible Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”):

2.2.1.1.Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with (i) the review of the Construction Drawings; and (ii) the supervision of Tenant’s Work, in an amount equal to two percent (2%) of the total cost of Tenant’s Work (“Landlord’s Supervision Fee”);

2.2.1.2.The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3.The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, after-hours utilities usage, and contractors’ fees and general conditions;

2.2.1.4.The cost of any changes in the base building components of the Property when such changes are required by the Construction Drawings or required to comply with applicable governmental regulations or building codes (collectively, the “Code”), including all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5.The cost of any changes to the Construction Drawings or Tenant Improvements required by the Code;

2.2.1.6.Sales and use taxes;

2.2.1.7.The cost of cable and other communications lines installed as part of the Tenant Improvements, including any costs in connection with the installation of Tenant’s telephone, data, or other communications services; and

2.2.1.8.All other costs approved by Landlord in connection with the construction of the Tenant Improvements.

2.2.2.Disbursement of Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items for the benefit of Tenant follows.

2.2.2.1.Monthly Disbursements. On or before the occurrence of a uniform date designated by Landlord (the “Submittal Date”) for each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements, detailing the portion of Tenant’s Work completed and the portion not completed and demonstrating that the relationship between the cost of Tenant’s Work completed and the cost of Tenant’s Work to be completed complies with the terms of the “Final Costs,” as that term is defined in Section 4.2.1 of this Tenant Work Letter; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.2.2.1 of this Tenant Work Letter, for labor rendered and materials delivered to the Property; (iii) executed mechanic’s lien releases from all of Tenant’s Agents performing or providing services or materials, which shall comply with the appropriate provisions, as reasonably determined by Landlord, of applicable Utah law; provided, in the event Tenant fails to obtain an executed mechanic’s lien release from any of Tenant’s Agents providing services or materials with a cost of $50,000 or less (each, a “Missing Lien Release”), Landlord will pay such draw request less the amount of the any such Missing Lien Releases; and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of Tenant’s Work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (iv), above, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a five percent (5%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reasons. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2.Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements in a good and workmanlike manner in full compliance with the terms and conditions of this Tenant Work Letter, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases from all of Tenant’s Agents performing or providing services or materials in compliance with applicable Utah law; provided, in the event any Missing Lien Releases exist as of such date, Landlord will pay the Final Retention less an amount equal to two hundred percent (200%) of the amount claimed in relation to such Missing Lien Releases, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Property, or the structure or exterior appearance of the Property and that the Tenant Improvements have otherwise been constructed in substantial compliance with the Approved Working Drawings (defined below), (iii) final inspection by the governmental authority having jurisdiction shall have been completed and a certificate of occupancy (if required) shall have been obtained, and (iv) Tenant’s fulfillment of the “Tenant’s Completion Requirements,” as that term is defined in Section 4.3 of this Tenant Work Letter.

2.2.2.3.Other Terms. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. All Tenant Improvements incorporated into the Property for which the Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease. If the total cost of the Improvement Allowance Items (including Landlord’s Supervision Fee) is less than the amount of the Improvement Allowance, any such excess may be applied by Tenant to an abatement of Base Rent (as defined in the Lease), in the full amount of such excess.

2.3    Finishes. The Tenant Improvements shall incorporate building materials and construction standards as described in the Construction Drawings and shall be performed substantially in accordance with the Construction Drawings.

SECTION 3

CONSTRUCTION DRAWINGS

3.1.Selection of Architect/Construction Drawings. Tenant shall retain Method Studio, Inc. (“Architect”) and ARW Engineers, a Utah corporation (“Engineer”) to prepare the plans and drawings for the Tenant Improvements. On behalf of Tenant, Architect shall prepare all plans and working drawings relating to the structural and architectural elements of the Tenant Improvements, and Engineer and other approved sub-consultants and professionally licensed subcontractors shall prepare all plans and engineering working drawings relating to mechanical, electrical, plumbing, HVAC, life safety, and interior sprinkler work with respect to the Tenant Improvements, to the extent such work is not part of the existing base building. The plans and drawings to be prepared by Architect and Engineer, whether preliminary or working and including the Final Space Plan (defined below) and the Final Working Drawings (defined below), are sometimes collectively referred to below as the “Construction Drawings.” All Construction Drawings shall comply with Landlord’s drawing format and specifications, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect (and not Landlord) shall be solely responsible for such verification. Landlord’s review or approval of the Construction Drawings, as set forth in this Section 3, shall be for its sole purpose and shall not be deemed or imply Landlord’s review or approval of the same, or otherwise obligate Landlord to review or approve the same, for adequacy, fitness for a particular purpose, quality, design, Code compliance or other like matters. Moreover, Landlord’s review shall not make Landlord responsible for any construction means, methods, techniques, sequences, or procedures, or of any safety methods or precautions, all of which shall remain solely Tenant’s responsibility. Accordingly, notwithstanding that any Construction Drawings are reviewed and approved by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2.Final Space Plan. Tenant shall supply Landlord with an electronic copy and two (2) hard copies signed by Tenant of its final space plan for the Tenant Improvements (the “Final Space Plan”) for Landlord’s review. The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Space Plan (and any supplemental information requested by Landlord) for the Tenant Improvements if the same is unsatisfactory or incomplete in any respect (and therefore disapproved). If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or address other matters Landlord may reasonably require. The Final Space Plan must be approved by Landlord, which approval shall not be unreasonably withheld or delayed, before Tenant prepares any architectural working drawings or engineering drawings.

3.3.Final Working Drawings. Upon written approval of the Final Space Plan by Landlord, Tenant shall promptly cause Architect and Engineers to complete the architectural and engineering drawings for the Tenant Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on Tenant’s Work and to obtain all applicable building permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Tenant shall supply Landlord with an electronic copy and two (2) hard copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings if the same are unsatisfactory or incomplete in any respect and therefore disapproved. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord.

3.4.Approved Working Drawings. The Final Working Drawings shall be approved by Landlord prior to the commencement of construction of the Tenant Improvements by Tenant. After approval by Landlord of the Final Working Drawings they shall be known as the “Approved Working Drawings,” and Architect shall submit them and all other required documents to the applicable governmental authority for all applicable permits, submittals, authorizations and approvals applicable to the Approved Working Drawings and Tenant Improvements (the “Approvals”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Approvals, including, without limitation, any building permit or certificate of occupancy for the Property, and that obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

3.5.Change Orders. If Tenant desires any changes, revisions or substitutions to the Tenant Improvements set forth in the Approved Working Drawings (“Change Orders”), Tenant shall submit to Landlord’s representative the plans and specifications for such Change Orders. In the event such Change Order results in an increase of the Final Costs which is in excess of the Improvement Allowance, Tenant shall supply to Landlord the direct costs of plan revisions, permits, and the net costs of construction resulting from such Change Orders together with its request for a change order (“Change Order Payment”), which shall be treated as part of the Over-Allowance Amount, and Landlord’s representative will approve or disapprove (and, in case of disapproval, request revisions to the Change Order) a Change Order within three (3) business days following receipt of the required documentation. Landlord’s disapproval and request for revisions to Tenant’s proposed Change Order may be based on whether the Change Order: (i) affects or is not consistent with the base structural components or systems of the Building, (ii) is visible from outside the Property, (iii) affects safety, (iv) has or could have the effect of increasing the Building’s operating expenses, or (v) in Landlord’s reasonable judgment, is not consistent with the quality or character of the Building or the Property. If Landlord disapproves the proposed Change Order, it shall promptly return the Change Order Payment to Tenant.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1.Tenant’s Selection of Contractor. Tenant shall retain Layton Construction to construct the Tenant Improvements (“Contractor”). Contractor and all subcontractors engaged by Contractor shall be duly licensed in accordance with applicable Utah law. Tenant shall provide Landlord with copies of all written agreements between Tenant and Contractor pertaining to Tenant’s Work.

4.2. Construction of Tenant Improvements by Tenant’s Agents.

4.2.1.Construction Contract; Final Costs. Prior to Tenant’s execution of the proposed construction contract and general conditions with Contractor (the “Construction Contract”), Tenant shall submit the Construction Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Before commencing Tenant’s Work and after Tenant or Contractor has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed schedule of values or cost breakdown, by trade, of the final costs to be incurred in connection with the design and construction of the Tenant Improvements, which shall include Landlord’s Supervision Fee (the “Final Costs”). Except as provided in Section 4.2.9 below, Tenant shall be solely responsible to pay for all costs to complete the Tenant Improvements if the amount of the Final Costs exceeds the Improvement Allowance.

4.2.2.Tenant’s Agents.

4.2.2.1.Landlord’s General Conditions for Tenant’s Agents and Tenant’s Work. Tenant, Contractor, all subcontractors of any tier, laborers, materialmen, and suppliers used by Tenant (such Contractor, subcontractors, laborers, materialmen, and suppliers, and Contractor (but specifically excluding Tenant) to be known collectively as “Tenant’s Agents”), in the performance of Tenant’s Work shall comply with the following: (i) the Tenant Improvements shall be constructed in substantial conformance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, unreasonably interfere with, unreasonably obstruct, or unreasonably delay, the work of Landlord with respect to any other work in the Project (as defined in the Lease) (iii) Tenant’s Agents shall submit and coordinate schedules pertaining to Tenant’s Work to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are deemed necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant’s Agents shall abide by all rules made by Landlord’s property manager in connection with this Tenant Work Letter, including, without limitation, the performance of Tenant’s Work.

4.1.1.2.Indemnity. To the fullest extent of the law, Tenant’s indemnity of Landlord as set forth in Section 10(a) to the Lease shall also apply with respect to any and all claims, costs, losses, damages, injuries and liabilities, including attorneys’ fees, arising out of or relating in any way to the Tenant Improvements and attributable, in whole or in part, to any negligent act or omission of Tenant or Tenant’s Agents, or any architect, engineer, consultant, representative or agent of any of them, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of or relating to the Tenant

Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Property.

4.2.2.3.Requirements of Tenant’s Agents. The Construction Contract shall guarantee to Tenant and for the benefit of Landlord that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guaranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Construction Contract and shall be written such that such guaranties or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. At Landlord’s request, Tenant shall provide Landlord with any written assignment or other assurances which may be necessary or desirable to provide for such right of direct enforcement.

4.2.2.4.Insurance Requirements.

4.2.2.4.1.General Coverages. Landlord will purchase and maintain, or cause to be maintained, the cost of which will be paid for out of the Improvement Allowance, the following insurance coverage for the Property including Tenant Improvements (the “Owner’s Project Policies”) for the benefit of itself, who will be the First Named Insured, and General Contractor, who will be included as an Additional Named Insured. Unless otherwise specified below, coverage will not apply to any work or operations away from the project site. Tenant shall be included as additional named insured. Owner’s Project Policies will provide the following coverage and are intended to be the primary coverage for the Project.

4.2.2.4.1.1.Commercial General Liability insurance. Owner shall maintain coverage written on a current ISO occurrence form, with a combined “per project” limit for bodily injury, personal injury and property damage of no less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) general aggregate, and Two Million Dollars ($2,000,000) products completed operations aggregate. Coverage will include extended products-completed operations for the lesser of the applicable statute of repose of (6) six years or ten (10) years. Coverage shall contain not restrictions or exclusions pertaining to the type of asset nor the type of construction contemplated by this agreement.

4.2.2.4.1.2.Excess Liability / Umbrella insurance. Owner shall maintain coverage consisting of one or more policies with limits of not less than Ten Million Dollars ($10,000,000) each occurrence for bodily injury and property damage, and Ten Million Dollars ($10,000,000) general aggregate and products and completed operations aggregate. Coverage shall be excess and follow form to the underlying commercial general liability coverages.

4.2.2.4.1.3. Property Builders Risk insurance. Owner shall maintain in force and effect, at its sole cost and at all times while the obligations set forth by this agreement remain outstanding, property insurance on an “all risk” form for the building and all equipment and improvements installed per the terms of this agreement including builders risk insurance, with limits and deductibles acceptable to Owner. Such coverage shall list Landlord as Named Insured, and include the interest of the Tenant, General Contractor and subcontractors of every tier. Tenant is responsible for their personal property in accordance with the Lease.

4.2.2.4.1.4.Tenant shall maintain insurance in accordance with the requirements set forth in the Lease, outlined further in Section 10. Liability Insurance; Indemnity.

4.2.2.4.2.General Terms. Certificates of insurance (in form satisfactory to Landlord and Tenant) and endorsements evidencing the insurance required under this Section 4.2.2.4 shall be delivered to Tenant by Landlord before the commencement of construction of the Tenant Improvements and before Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision requiring the insurer to give Tenant thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In addition to the insurance Tenant is required to carry under their Lease, should Tenant engage the services of any contractor or subcontractor of any type or tier to perform work in the premises, Tenant shall ensure, via written and executed contract, that such party complies with the requirements of Section 10 of the Lease, including commercial general liability, business automobile liability, umbrella/excess liability, worker's compensation and employer's liability coverages in substantially the same forms as required of the Tenant under the Lease and in amounts approved by landlord and/or landlord's property manager. Umbrella coverage shall be commensurate with their scope of risk and work performed but in no case less than $1,000,000 per occurrence. Contractor policies shall have zero restrictions for injuries to employees, or for the scope of work contemplated within their agreement. Certificates of insurance shall be made available to Landlord prior to work commencing on site evidencing all insurances as required herein, and include Tenant, Landlord and Landlord entities as additional insured for ongoing and completed operations on a primary and non-contributory basis. The required limits listed above are minimum limits established by Landlord and nothing contained herein shall be construed to mean the required limits are adequate or appropriate to protect Tenant or contractors of any type from greater loss. All of the above required insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against Landlord or its agents and employees. All of the above required liability insurance is primary insurance as respects Landlord and any other insurance maintained by Landlord is excess and noncontributing with the above required insurance. The above insurance requirements shall not abrogate or diminish in any way Tenant’s indemnification obligations under Section 4.2.2.2 of this Tenant Work Letter. All liability insurance shall be provided on an “occurrence” basis. Landlord may, in its discretion, require Tenant or Contractor to obtain payment and performance bonds in form satisfactory to Landlord, issued by sureties satisfactory to Landlord (and naming Landlord as a co-obligee), and having a penal sum in an amount not less than the amount of the Final Costs, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements. If the foregoing payment and performance bonds are required by Landlord, fifty percent (50%) of the cost of such bonds shall be paid by Landlord, and fifty percent (50%) shall be paid by Tenant.

4.2.3.Governmental Compliance, Etc. The Tenant Improvements shall comply in all respects with the following: (i) the Code and all other applicable laws, regulations and ordinances as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4.Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times; provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights under this Tenant Work Letter or this Lease, nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord within thirty (30) days.

4.2.5.Work Rules. Tenant shall keep the Common Areas (as defined in the Lease) of the Project reasonably free of all construction debris and in a broom clean condition (except within approved construction staging areas, which areas will be maintained by the Contractor in a reasonably clean and slightly condition). Tenant agrees that no work by Tenant’s Agents shall unreasonably disrupt or cause a slowdown or stoppage of any work conducted by Landlord at the Project.

4.2.6.Construction Delays. As used in this Tenant Work Letter, “Construction Delay(s)” shall mean any actual delay in the performance or completion of all or any portion of the Tenant Improvements attributable to the following:

i.any Force Majeure Event (as defined in the Lease);
ii.any delay caused by governmental authorities in obtaining necessary Approvals after Landlord and Tenant have approved the Approved Working Drawings, despite Tenant’s best efforts to obtain such Approvals; or
iii.any delay caused by Pre-existing Defects.
4.2.7.Pre-Existing Property Defects. Notwithstanding anything to the contrary, in no event shall Tenant be responsible for the cost of any “Pre-existing Defects” with respect to the existing shell building on the Property, except to the extent exacerbated by Tenant or Tenant’s Agents, which costs must be paid for by Tenant. As defined herein, “Pre-existing Defects” shall mean any foundational or structural issues relating to the shell building on the Property that: (i) are not readily apparent and contemplated to be addressed as part of Tenant’s Work, including, without limitation, abatement of hazardous materials on the Property or within the existing building structure unless the same were brought onto the Property by Tenant or Tenant’s Agents; and (ii) which are discovered during the course of the performance of Tenant’s Work. Landlord shall be solely responsible for all costs and expenses to remedy any Pre-existing Defects without any charge against the Improvement Allowance.

4.3.Anti-Lien Provisions; Copy of Updated Approved Working Drawing Plans.

4.3.1.Tenant shall use reasonable commercial efforts to prevent any liens from being recorded against the Property or the Project during the four (4) months following completion of Tenant’s Work. Tenant, at its sole cost and expense, shall cause a title insurance company of Landlord’s choosing to furnish a preliminary title report or commitment for title insurance to Landlord as of the expiration of such four (4) month period, showing that no mechanic’s liens have been recorded against the Property in respect to such work. If any notice of mechanic’s liens have been recorded, Landlord may withhold from the Improvement Allowance a sum equal to one hundred twenty-five percent (125%) of the amount claimed, and place the same in a separate escrow account, to be disbursed as required to meet the claims under the mechanic’s liens, and Tenant shall defend the claims or cause the same to bonded off of the Property pursuant to the following section. If foreclosure of the mechanic’s liens is denied or such lien is bonded off of the Property pursuant to the following section, the entire amount placed in the separate account, plus interest earned thereon, shall be disbursed to Tenant.
4.3.2.As an alternative to Landlord’s withholding of a portion of the Improvement Allowance (provided in Section 4.3.2 above), Tenant shall have the option to bond-off (through the use of a surety bond, for the sole benefit of Landlord, in form and amount reasonably satisfactory to Landlord) or otherwise cause the dissolution, transfer, or satisfaction of any lien, claim, security interest, or encumbrance (an “Imposition”) recorded by Contractor or other Tenant’s Agent or any architect, engineer, or consultant or subcontractor or supplier of any tier, against the Property (so as to release and discharge any such Imposition pursuant to Utah law).
4.3.3.To the fullest extent of the law, Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all liens, claims, claims of lien, security interests, and encumbrance by Contractor or any architect, engineer, consultant, or subcontractor or supplier of any tier that arises out or relates in any way to the Tenant Improvements.
4.3.4.At the conclusion of construction, (i) Tenant shall cause Contractor (A) to update the Approved Working Drawings through annotated changes, as necessary, to reflect all changes made to the Approved Working Drawings during the course of construction pursuant to Change Orders, (B) to certify to the best of Contractor’s knowledge that such updated Approved Working Drawings are true and correct, which certification shall survive the expiration or termination of this Lease, (C) to deliver to Landlord an electronic copy and two (2) sets of hard copies of such updated Approved Work Drawings and (D) to deliver to Landlord any permits or similar documents issued by governmental agencies in connection with the construction of the Tenant Improvements, within thirty (30) days following issuance of a certificate of occupancy for the Property, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Property.

4.3.5.Tenant shall have reimbursed Landlord for any cost or expense incurred by Landlord as a result of any damage to Landlord’s property caused by Tenant or Tenant’s Agents performance of Tenant’s Work.

4.3.6.Tenant shall have reimbursed Landlord for any cost or expense incurred by Landlord in defending against any recorded mechanic’s liens affecting the Property, including attorney’s fees, court costs, and litigation expenses.

    Sections 4.3.1, 4.3.2, 4.3.3, 4.3.4, 4.3.5 and 4.3.6 above shall be collectively referred to as “Tenant’s Completion Requirements.”

SECTION 5

MISCELLANEOUS

5.1.Tenant’s Representative. Tenant has designated Cole VandenAkker as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Tenant Work Letter.

5.2.Landlord’s Representative. Landlord has designated Vinny English as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Tenant Work Letter.

5.3.Time. Unless otherwise indicated, all references herein to a number of days shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4.Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in this Lease or this Tenant Work Letter has occurred at any time on or before the completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance, and (ii) the performance of all other obligations of Landlord under the terms of this Tenant Work Letter shall be excused until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such inaction by Landlord).

    5.5    Tenant Work Default. If Tenant or Tenant’s Contractor does not prosecute Tenant’s Work properly in accordance with the Approved Working Drawings and Work Schedule, Landlord, after fifteen (15) days’ written notice to Tenant, and without prejudice to any other right or remedy Landlord may have, may remedy the default or make good any deficiencies, and recover the costs incurred therein from Tenant. If Landlord performs any of Tenant’s Work hereunder, Tenant shall pay to Landlord the direct cost thereof to Landlord plus ten percent (10%) of such cost in respect of coordination by Landlord not more than thirty (30) days after receipt of invoice therefor, provided that if requested by Landlord, Tenant shall pay to Landlord one hundred twenty percent (120%) of the estimated amount thereof as a deposit against the actual cost to perform such work (with any excess being refunded to Tenant) at the time Landlord commences such work or orders materials or equipment for such work and shall make progress payments to Landlord as the work proceeds in such amounts as Landlord may reasonably require.

EXHIBIT D
FORM
COMMENCEMENT DATE, PREMISES AREA MEASUREMENT
AND BASE RENT CONFIRMATION CERTIFICATE

LANDLORD:     _____________________, a ______________________
TENANT: _____________________, a ______________________
This Lease Commencement Certificate is made by Landlord and Tenant pursuant to that certain Lease (the “Lease”) entered into as of ____________ ___, 20___, for the premises in the Building known as ________________ (the “Leased Premises”). The Premises are confirmed to be ___________ rentable square feet.
1.Lease Commencement Date. Landlord and Tenant acknowledge and agree that the Commencement Date, as contemplated by the Summary of Basic Terms of the Lease, is________, 20__, and the Expiration Date is_______, 20__. Rent as contemplated by the Lease begins accruing to Landlord’s benefit as of ______, 20__. All covenants in the Lease contemplated to begin on the Commencement Date shall commence as of the Commencement Date.

Lease Year	Annual Base Rent PSF	Leased Premises Annual RSF	Monthly Base Rent	Annual Base Rent
[insert all]	[insert all]	[insert all]	[insert all]	[insert all]

2.Acceptance of Leased Premises. Tenant has inspected and examined the Leased Premises, and Tenant finds the Leased Premises acceptable and satisfactory in all respects in their current, “as is” condition, except for the “Punchlist Items” attached hereto (if any). [All of Landlord’s Improvements has been fully completed and fulfilled.] The attached list of Punchlist Items constitutes all matters which Tenant does not find fully and completely acceptable, and as to which Tenant desires Landlord to perform corrective work.

LANDLORD: ____________________________, a __________________________ By: ______________________________ Name: ______________________________ Title: ______________________________	TENANT: ____________________________, a __________________________ By: ______________________________ Name: ______________________________ Title: ______________________________

EXHIBIT E
LOCATION OF PARKING STRUCTURE, FITNESS CENTER

1 2 = Covered Parking locations in Buildings 1 & 2

2 = Fitness Center location within Building 2

1
2
600 SOUTH STREET

1654021.2

EXHIBIT F
PERMITTED EXCEPTIONS

1654021.2

25. Vehicular access is limited to openings permitted by the Utah State Department of Transportation in accordance with Section 41-6a-714, Utah Code Annotated, as amended 2005.

26. Matters disclosed by that certain ALTA/NSPS Land Title Survey, dated April 10, 2020, last revised April 17, 2002, prepared by McNeil Engineering, as Job No. 18571, certified by David B. Draper, License No. 6861599.

1. Fenceline Discrepancies along the South and West, as shown on survey.
2. Gate encroachment lying outside of the described property along the West, as shown on survey.
3. Power Lines and Power Poles, along the Southwest, North and Northeast , as shown on survey.
4. Telephone Lines located in the Southeast, as shown on survey.
5. TV Lines located in the Northeast are, as shown on survey.
6. Building improvement encroachment along the Southerly boundary, as shown on survey.
7. Stairs and Curb Wall lying outside of the property along the Westerly side, as shown on survey.
8. Storm Drainage Facilities, as shown on survey.
9. Power Lines, Gas Lines, TV Lines, Telephone Lines, and Sewer Lines and their appurtenant facilities, along the East, as shown on survey.
10. "TR" facilities as shown on survey.

27. This Exception has been intentionally deleted.

28. DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT OF EASEMENTS FOR THE POST DISTRICT, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions, or restrictions violate 42 USC 3604 (c):

Recorded: May 26, 2020
Entry No: 13280043
Book/Page: 10949/5537

1654021.2

ADDENDUM “A” TO OFFICE BUILDING LEASE
Rules and Regulations
1.    CONDUCT
Tenant shall not conduct its practice or business, or advertise such business, profession or activities of Tenant conducted in the Leased Premises in any manner which violates local, state or federal laws or regulations.
2.    HALLWAYS AND STAIRWAYS
Tenant shall not obstruct or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrance, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building.
3.    NUISANCES
Except as may result from the Permitted Uses, and subject to Section 23(b) of the Lease, Tenant shall not make or permit any noise, odor or act that is objectionable to other occupants of the Project or to emanate from the Leased Premises, and shall not create or maintain a nuisance thereon. Tenant understands that on occasion there will be a lot of activity and special events being held by the tenants in the neighborhood. These activities and special events must be planned ahead of time and approved by the Landlord with a minimum of seven (7) days’ notice given to other tenants in the neighborhood.
4.    AUDIO EQUIPMENT, ETC.
Tenant shall not operate any audio equipment or similar instrument in such a manner as to overly disturb and annoy other tenants of the neighborhood. Tenant shall not install any antennae, aerial wires or other equipment outside the Building without the prior written approval of Landlord.
5.    INTENTIONALLY DELETED
6.    DAMAGE
The toilets and urinals shall not be used for any purpose other than those for which they were intended and constructed, and no rubbish, newspapers or other substance of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall not mark, drive nails, screw or drill into, paint, nor in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work. The expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant shall be borne by Tenant. Tenant shall be permitted to hang pictures on office walls, but it must be done in a workmanlike manner and in such a way as not to damage or deface such walls. Notwithstanding the forgoing, Tenant shall utilize Landlord’s preferred vendor for mounting, attaching or painting anything in or on stone, brick or concrete walls.
7.    WIRING
Electrical wiring of every kind shall be introduced and connected only as directed by Landlord, and neither boring nor cutting of wires will be allowed except with the consent of the Landlord. The location of the telephone, call boxes, etc., shall be subject to the approval of Landlord.

8.    EQUIPMENT, MOVING, FURNITURE, ETC.
Landlord will not be responsible for any loss of or damage to any equipment or property brought into the Building from any cause, and all damage done in the Building by moving or maintaining any such property shall be repaired at the expense of Tenant. All equipment shall be installed as required by law.
9.    REQUIREMENTS OF TENANT
The requirements of Tenant will be attended to only upon application at the office of Landlord or its Property Manager. Employees or Landlord or its Property Manager shall not perform any work nor do anything outside their regular duties unless under special instructions from Landlord or its Property Manager. All janitorial services personnel, guards or any outside contractors employed by Tenant shall be subject to the regulations and control of Landlord, but shall not act as an agent or servant of Landlord.
10.    ACCESS TO BUILDING
Any person entering or leaving the Building may be questioned by Building security regarding his/her business in the Building and may be required to sign in and out. Anyone who fails to provide a satisfactory reason for being in the Building may be excluded.
11.    PETS, REFUSE
Landlord may require Tenant’s employees to sign a dog indemnity and behavior agreement if Tenant’s employees choose to bring dogs into the Building.
Tenant shall not allow anything to be placed on the outside window ledges of the Leased Premises or to be thrown out of the windows of the Building. Tenant shall not place or permit to be placed any obstruction or refuse in any public part of the Building.
12.    EQUIPMENT DEFECTS
Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment.
13.    PARKING
Unless otherwise specified by Landlord, and subject to the required parking to be provided by Landlord in accordance with the terms and conditions of this Lease, Tenant and its employees may park automobiles only in the designated parking areas provided by Landlord. Parking Permit issued by Landlord must be visible on vehicles parked in designated areas. Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to such automobile parking area or the use thereof by Tenant or its agents or employees. Except as otherwise agreed to between Landlord and Tenant or otherwise provided in the Lease, there shall be no assigned parking spaces in the designated parking areas. Availability of parking is not guaranteed.
14.    CONSERVATION AND SECURITY
Tenant will see that all windows and doors are securely locked, and that all faucets and electric light switches are turned off before leaving the Building.

15.    SIGNAGE
No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord. Landlord shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant.
16.    USE OF COMMON AREAS.
Tenant will not obstruct the Common Areas, and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Leased Premises, and parking in connection with its use of the Leased Premises. Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interest of the Building or the Project and its tenants.

FIRST AMENDMENT TO LEASE AGREEMENT

    This FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”), dated as of the 8th day of February, 2021, is entered into by and between BRIDGE BLOQ NAC, LLC, a Delaware limited liability company (“Landlord”), and TRAEGER PELLET GRILLS, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

    A.    Landlord and Tenant are parties to a certain Lease Agreement dated November 4, 2020 (the “Lease”), which Lease covers the premises consisting of approximately 85,771 rentable square feet (the “Premises”) within the building located at 548 South Gale Street, Salt Lake City, Utah (the “Building”).

B.    Landlord and Tenant desire to amend the Lease on the terms and subject to the conditions set forth below in this First Amendment.

C.    All undefined capitalized terms used in this First Amendment shall have the same meaning ascribed to such terms in the Lease.

AMENDMENT

    NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

    1.    Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this First Amendment by reference.

2.    Specific Lease Amendments. Effective as of the date of this First Amendment (the “Effective Date”), the terms of the Lease are amended as follows:
a.    Expansion Space. The Premises shall include an additional approximately 8,113 rentable square feet located within the Building (the “Expansion Space”). With the addition of the Expansion Space, the Premises will include a total of approximately 93,884 rentable square feet in the Building.

b.    Base Rent. The Base Rent for the Premises payable by Tenant to Landlord shall be as follows (and the Summary of Basic Lease Terms is amended accordingly):

Lease Year	Lease Months Beginning on Commencement Date	Base Rent Rate	Estimated Leased Premises Annual RSF	Estimated Monthly Base Rent	Estimated Annual Base Rent
[***]	[***]	$[***] PSF	[***]	[***]	[***]
	[***]	$[***] PSF	[***]	[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	$[***] PSF	[***]	$[***]	$[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
c.    Improvement Allowance. The Improvement Allowance (as defined in Exhibit C attached to the Lease) shall include an additional $[***] (“Additional Allowance”). With the addition of the Additional Allowance, the Improvement Allowance shall be in the amount of $[***].
3.    Miscellaneous.

        3.1    No Other Changes. Except as otherwise expressly modified by the terms of this First Amendment, the Lease shall remain unchanged and in full force and effect. In the event of a conflict between the terms of the Lease and this First Amendment, this First Amendment shall control. Tenant acknowledges that, as of the date hereof, Landlord is not in default in the performance of any of its obligations under the Lease and that Tenant has no claims or setoffs of any kind. This First Amendment shall not be effective and binding unless and until it is fully-executed and delivered by Landlord and Tenant. Each party hereby represents and warrants to the other that the person or entity signing this First Amendment on behalf of such party is duly authorized to execute and deliver this First Amendment and to legally bind the party on whose behalf this First Amendment is signed to all of the terms, covenants and conditions contained in this First Amendment.

        3.2    Counterparts; Electronic Transmission. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed counterparts of this First Amendment may be delivered by facsimile, PDF file or other electronic file attached to e-mail, or other electronic means. Such delivery shall be conclusive for all purposes.

[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the above stated date.

LANDLORD:

BRIDGE BLOQ NAC LLC, a Delaware limited liability company

By:    Bridge BLOQ Qualified Opportunity Zone Business,
    LLC, its sole member

    By:     BLOQ Opportunity Zone Fund I, LLC, its
        operating member

        By:     BLOQ Development Partners, LLC,
            its manager

            By:    BCG BLOQ Management LLC, its
                manager

                By: /s/ Brandon Blaser
                 Brandon Blaser
                 Authorized Signatory

TENANT:

TRAEGER PELLET GRILLS, LLC, a Delaware limited liability company

By:    /s/ Jeremy Andrus
Name:    Jeremy Andrus
Title:    CEO

By:    /s/ Dominic Blosil
Name:    Dominic Blosil
Title:    CFO